Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-126592 and 333-126592-01

The information in this preliminary prospectus is not complete and may be changed.

SUBJECT TO COMPLETION, DATED AUGUST 11, 2005

Prospectus Supplement

To Prospectus dated August 10, 2005

$500,000,000

BB&T CAPITAL TRUST I

            % Capital Securities

fully and unconditionally guaranteed to the extent described herein by

The         % capital securities, which we refer to as “trust preferred securities” in the accompanying prospectus, will be issued by BB&T Capital Trust I, a Delaware statutory trust. We refer to BB&T Capital Trust I in this prospectus supplement as the “trust.” BB&T Corporation, a North Carolina corporation, or BB&T, will own all of the beneficial ownership interests represented by common securities of the trust. We refer to the common securities, together with the capital securities, as the “trust securities.” BB&T will fully, irrevocably and unconditionally guarantee, on a subordinated basis, payment of amounts due under the trust securities to the extent described in this prospectus supplement and the accompanying prospectus. The trust will use the proceeds received in connection with the sale of the trust securities to purchase         % Junior Subordinated Debentures, due August 18, 2035 issued by BB&T, which we refer to as the “junior subordinated debentures.”

For each capital security that you own, you will receive cumulative cash distributions that will accumulate from the date of original issuance at the annual rate of         % of the liquidation amount of $1,000 per capital security and will be payable semi-annually in arrears on February 18 and August 18 of each year, beginning February 18, 2006. BB&T may defer interest payments on the junior subordinated debentures on one or more occasions, for up to ten consecutive semi-annual periods. If BB&T does defer the payment of interest on the junior subordinated debentures, the trust will also defer the payment of distributions on the capital securities. However, deferred distributions will themselves accumulate interest at an annual rate of         %, to the extent permitted by law.

The capital securities are subject to mandatory redemption, in whole or in part, upon repayment of the junior subordinated debentures at maturity or their earlier redemption. The junior subordinated debentures are redeemable prior to maturity in whole or in part at any time at the option of BB&T or, in whole but not in part, if an event occurs that results in an adverse consequence for the tax or Tier 1 capital treatment of the capital securities or for the investment company status of the trust.

BB&T does not intend to apply for listing of the capital securities on any securities exchange or for inclusion of the capital securities in any automated quotation system.

The capital securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in the capital securities involves risks. See “ Risk Factors” beginning on page S-13.

	Price to public (1)	Underwriting discounts and commissions (2)	Proceeds to the trust (1)(2)
Per capital security	$	$	$
Total	$	$	$

(1)	Plus accumulated distributions, if any, from the date of original issuance, if settlement occurs after that date.
(2)	Because the trust will use all of the proceeds from the sale of the capital securities and its common securities to purchase junior subordinated debentures of BB&T, BB&T will pay all underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The capital securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York, on or about August     , 2005, against payment in immediately available funds.

Sole Book-Runner

BB&T CAPITAL MARKETS

Bear, Stearns & Co. Inc.

            Citigroup

Credit Suisse First Boston

Keefe, Bruyette & Woods

UBS Investment Bank

Wachovia Securities

The date of this Prospectus Supplement is August     , 2005.

ABOUT THIS PROSPECTUS SUPPLEMENT AND

THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the capital securities. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the capital securities. In this prospectus supplement, references to “BB&T,” “us,” “we,” “our” or similar references mean BB&T Corporation, and not BB&T Corporation together with any of its subsidiaries, unless the context indicates otherwise. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

The trust and BB&T are offering to sell the capital securities, and are seeking offers to buy the capital securities only in jurisdictions where such offers and sales are permitted. If you are in a jurisdiction where offers to sell or solicitations of offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement and the accompanying prospectus does not extend to you. Persons outside the United States who come into possession of this prospectus supplement and accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the capital securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), to register, among other securities, the offer and sale of the capital securities offered by this prospectus supplement and the accompanying prospectus includes exhibits, schedules and additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus supplement and the accompanying prospectus.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may inspect and obtain copies of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. You can also inspect reports, proxy statements and other information that we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information filed with the SEC after the date of this prospectus will automatically update and supersede this information. The documents that we incorporate by reference are:

(1)	our annual report on Form 10-K for the year ended December 31, 2004;

(2)	our quarterly reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005; and

(3)	our current reports on Form 8-K filed on January 6, 2005 (under Item 5.02), January 31, 2005 (under Item 5.02), February 28, 2005 (under Item 5.02), February 28, 2005 (under Items 1.01 and 9.01) and July 1, 2005 (under Items 8.01 and 9.01).

Future filings we make with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements, are incorporated by reference in this prospectus supplement and the accompanying prospectus (other than information in such future filings deemed, under SEC rules, not to have been filed with the SEC) until we complete the offering of the securities.

We will provide without charge to each person (including any beneficial owner) to whom a prospectus supplement and the accompanying prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to: BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Investor Relations, Telephone: (336) 733-3058.

No separate financial statements of the trust are included in this prospectus supplement or accompanying prospectus. BB&T and the trust do not consider that such financial statements would be material to holders of capital securities because the trust is a special purpose entity, has no operating history or independent operations and is not engaged in, and does not propose to engage in, any activity other than holding as trust assets the junior subordinated debentures of BB&T and issuing the trust securities. Furthermore, taken together, BB&T’s obligations under the junior subordinated debentures, the junior subordinated indenture pursuant to which the junior subordinated debentures will be issued, the related trust agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities of the trust. For a more detailed discussion see “Certain Terms of Capital Securities,” “Certain Terms of Junior Subordinated Debentures” and “Certain Terms of Guarantee” in this prospectus supplement. In addition, we do not expect that the trust will be filing reports with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Neither we nor the trust have authorized anyone to give any information or make any representation about us that is different from, or in addition to, the representations contained in this prospectus supplement or the accompanying prospectus or in any of the materials that we have incorporated into this prospectus supplement or the accompanying prospectus. If anyone does give you information of this sort, you should not rely on it. The information contained in this prospectus supplement or the accompanying prospectus speaks only as of the respective dates of this prospectus supplement or the accompanying prospectus unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including information included or incorporated by reference, contains forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of BB&T, including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “estimates” or similar expressions. These forward-looking statements involve certain risks and uncertainties and are based on the beliefs and assumptions of the management of BB&T, and on the information available to management at the time that these disclosures were prepared. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

•	competitive pressures among depository and other financial institutions may increase significantly;

•	changes in the interest rate environment may reduce net interest margins and/or the volumes and values of loans made or held as well as the value of other financial assets we hold;

•	general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services;

•	legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged;

•	adverse changes may occur in the securities markets;

•	costs or difficulties related to the integration of the businesses with those of our merger partners may be greater than expected;

•	our competitors may have greater financial resources and develop products that enable them to compete more successfully than we are able to;

•	expected cost savings associated with recent or pending mergers may not be fully realized or realized within the expected time frame; and

•	deposit attrition, customer loss or revenue loss following pending or recently completed mergers may be greater than expected.

SUMMARY OF OFFERING

The following information concerning BB&T, the trust, the capital securities to be issued by the trust, the guarantee to be issued by BB&T with respect to the capital securities and the         % junior subordinated debentures due August 18, 2035 to be issued by BB&T supplements, and should be read in conjunction with, the information contained elsewhere in this prospectus supplement and in the accompanying prospectus. This summary highlights important information contained in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the capital securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in the capital securities discussed under “Risk Factors” beginning on page S-13.

BB&T Corporation

We are a financial holding company headquartered in Winston-Salem, North Carolina. We conduct our business operations primarily through our commercial banking subsidiaries, which have branches in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana and Washington, D.C. Our principal banking subsidiaries are Branch Banking and Trust Company (“Branch Bank”), Branch Banking and Trust Company of South Carolina and Branch Banking and Trust Company of Virginia, collectively, the “Subsidiary Banks,” and BB&T Bankcard Corporation. Our principal assets are all of the issued and outstanding shares of common stock of the Subsidiary Banks and our non-bank subsidiaries.

Our Subsidiary Banks provide a wide range of banking and trust services for retail and commercial clients in their geographic markets including small and mid-size businesses, public agencies, local government and individuals. Our Subsidiary Banks also market trust services and a wide range of deposit services to individuals and businesses. Our Subsidiary Banks or their operating subsidiaries offer, among other services, lease financing to businesses and municipal governments; discount brokerage services and sales of annuities and mutual funds; life insurance, property and casualty insurance, health insurance and commercial general liability insurance on an agency basis; insurance premium financing; arranging permanent financing for commercial real estate and providing loan servicing for third-party investors; and direct consumer finance loans to individuals. Our direct non-bank subsidiaries provide a variety of financial services, including automobile lending, equipment financing, factoring, leasing, asset management, full-service securities brokerage and capital markets services.

Our executive offices are located at 200 West Second Street, Winston-Salem, North Carolina 27101, and our telephone number is (336) 733-2000.

BB&T Capital Trust I	The trust is a Delaware statutory trust formed under Delaware law.

The trust exists solely to:

•	issue and sell its common securities to BB&T or one of its affiliates;

•	issue and sell its capital securities to the public;

•	use the proceeds from the sale of its common securities and capital securities to purchase the junior subordinated debentures from BB&T; and

•	engage in other activities that are necessary, convenient or incidental to these purposes.

The capital securities will be issued pursuant to the amended and restated trust agreement (referred to as the “trust agreement”) relating to the trust among BB&T, as depositor, U.S. Bank National Association, a national banking association, as property trustee (referred to as the “property trustee”), Wilmington Trust Company, as Delaware trustee (referred to as the “Delaware trustee”), and the two administrative trustees named in the trust agreement (referred to as the “administrative trustees,” and together with the property trustee and the Delaware trustee, referred to as the “issuer trustees”).

The trust is a “finance subsidiary” of BB&T within the meaning of Rule 3-10 of Regulation S-X under the Securities Act, and as a result the trust will not file periodic reports with the SEC under the Exchange Act.

The capital securities offered hereby will constitute all of the capital securities of the trust. BB&T, or one of its affiliates, will acquire all of the common securities of the trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the trust.

BB&T has agreed to pay all fees and expenses related to the trust and the offering of the common securities and the capital securities.

The principal office address of the trust is c/o BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101 and the telephone number is (336) 733-2000.

The offering

The trust is offering 500,000 capital securities for $1,000 per capital security. The capital securities will constitute “trust preferred securities” as described in the accompanying prospectus. Each capital security will represent an undivided preferred beneficial interest in the assets of the trust and will entitle its holder to receive semi-annual distributions as described below. The trust will use the proceeds from the sale of its capital securities and the common securities to purchase the junior subordinated debentures from BB&T. The trust will use the interest payments it receives from BB&T on the junior subordinated debentures to make the corresponding distributions on the capital securities and the common securities. BB&T will guarantee payments on the capital securities to the extent described in this prospectus supplement and the accompanying prospectus. The offering will be structured as follows:

•	The trust will issue the capital securities to investors and the common securities to BB&T.

•	The trust will use the proceeds from the capital securities and the common securities to purchase junior subordinated debentures issued by BB&T.

•	BB&T will make semi-annual payments on the junior subordinated debentures.

•	The trust will use the semi-annual interest payments it receives from BB&T to pay the semi-annual distributions to the holders of the capital securities.

•	BB&T will guarantee, on a subordinated basis, payments of amounts due on the capital securities to the extent provided under “Certain Terms of Guarantee” in this prospectus supplement.

See “Relationship Among Trust Preferred Securities, Corresponding Junior Subordinated Debentures and Guarantees” in the accompanying prospectus.

Liquidation amount	The liquidation amount per capital security will be $1,000.

Distributions

Holders of the capital securities will be entitled to receive cumulative cash distributions at the annual rate of         %. Distributions on the capital securities will accumulate from the date of original issuance, and will be paid semi-annually in arrears on February 18 and August 18 of each year, beginning February 18, 2006, unless they are deferred as described below. The amount of distributions payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Deferral of distributions; certain tax consequences

On one or more occasions, we may defer interest payments on the junior subordinated debentures for up to ten consecutive semi-annual periods, which we refer to in each case as an “extension period.” We may not however, defer interest payments on the junior subordinated debentures if a continuing event of default under the junior subordinated indenture pursuant to which the junior subordinated debentures are issued has occurred due to the bankruptcy, insolvency or reorganization of BB&T or due to the nonpayment of interest on the junior subordinated debentures for ten or more consecutive semi-annual periods. If we defer interest payments, the trust also will defer the payment of distributions on the capital securities. During any extension period, the amount of interest will accumulate and this deferred interest will accrue additional interest at the rate of         % compounded semi-annually from the relevant interest payment date. However, a deferral of interest payments cannot extend beyond the stated maturity date of the junior subordinated debentures, which is August 18, 2035, or beyond any applicable redemption date. During any extension period, neither we nor any of our subsidiaries may:

•	declare or pay any dividends or distributions on, redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock;

•	make any payment of principal of, or premium or interest on, or repay, repurchase, or redeem, any of our debt securities that rank equal or junior to the junior subordinated debentures; or

•	make any guarantee payment regarding any guarantee by us of debt securities of any of our subsidiaries if such guarantee ranks equal or junior to the junior subordinated debentures.

There are limited exceptions to these restrictions which are described beginning on page S-32 of this prospectus supplement. During any extension period, you will be required to accrue interest income and include it in your gross income for U.S. federal income tax purposes, even if you are a cash basis taxpayer. See “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Ranking

The junior subordinated debentures are unsecured and subordinated to all of our senior indebtedness. Except as set forth below, the junior subordinated debentures (and therefore the capital securities) will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of the junior subordinated debentures should look only to the assets of BB&T for payments on the junior subordinated debentures. The capital securities of the trust will rank equally, and payments on them will be made pro rata with, the common securities of the trust; provided, however, that the capital securities will rank senior to the common securities as to payment if and so long as we fail to make a principal payment or fail for 30 days to make an interest payment on the junior subordinated debentures when due. See “Risk Factors—Our obligations will be deeply subordinated and we will pay our other debt obligations before we pay you” and “Certain Terms of Junior Subordinated Debentures—General” in this prospectus supplement and “Description of Junior Subordinated Debentures—Subordination” and “Description of Guarantees—Status of the Guarantee” in the accompanying prospectus. The guarantee will rank equal to any other subordinated guarantees that we may issue or have issued in the past in connection with our existing capital securities issued by any trusts similar to the trust. The guarantee will be unsecured and will rank junior in right of payment to our senior indebtedness and will be effectively junior to all existing and future liabilities of our subsidiaries. None of the capital securities, the junior subordinated debentures or the guarantee will contain any terms that will limit our ability to incur additional indebtedness, including indebtedness that would rank senior in priority of payment to the subordinated debentures and the guarantee.

Special event redemption

Subject to our receipt of prior approval by the Federal Reserve Board, if required, we may elect to redeem the junior subordinated debentures, in whole but not in part, at any time upon the occurrence of:

•	changes in U.S. federal income tax laws or regulations that could have adverse tax consequences for us or the trust;

•	changes that could prevent us from treating an amount equal to the liquidation amount of the capital securities as Tier 1 capital for purposes of the applicable Federal Reserve Board capital adequacy guidelines; or

•	changes in laws, regulations or interpretations that pose more than an insubstantial risk that the trust will be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), in each case, for a redemption price equal to the aggregate principal amount of the junior subordinated debentures plus accrued and unpaid interest to the redemption date. If we redeem the junior subordinated debentures before their maturity upon the occurrence of any of the foregoing events, the trust will use the cash it receives on the redemption of the junior subordinated debentures to redeem, on a pro rata basis (except as described in this prospectus supplement), the capital securities and common securities at a redemption price equal to the total liquidation amount of the trust securities plus accumulated and unpaid distributions to the redemption date. See “Risk Factors—Your capital securities may be redeemed or exchanged for junior subordinated debentures at any time” and “Certain Terms of Junior Subordinated Debentures—Right to Redeem Upon a Tax Event, Capital Treatment Event or Investment Company Event” in this prospectus supplement.

Optional redemption	At any time, we will have the right to redeem some or all of the junior subordinated debentures at a redemption price equal to the greater of:

•	100% of the principal amount of the junior subordinated debentures being redeemed (plus accrued and unpaid interest); or

•	the present value of scheduled payments of principal and interest from the prepayment date to August 18, 2035, on the junior subordinated debentures being prepaid, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus a spread of 0.25%, as determined by a calculation agent that we would appoint prior to exercising our right to redeem the junior subordinated debentures.

If required under the Federal Reserve Board’s capital rules, we will obtain the approval of the Federal Reserve Board prior to exercising the redemption rights described above.

The junior subordinated debentures are not subject to any sinking fund. See “Certain Terms of Junior Subordinated Debentures—Optional Redemption” in this prospectus supplement.

Liquidation distribution	We may dissolve the trust at any time with the prior approval of the Federal Reserve Board, if then required, and redeem the capital securities by distributing the junior subordinated debentures to the holders of the capital securities and the common securities on a pro rata basis.

The trust may also be dissolved and liquidated in circumstances where the junior subordinated debentures will not be distributed. In those situations, the holders of the capital securities will be entitled to receive, out of assets held by the trust, subject to the rights of creditors of the trust, if any, distributions in an amount equal to the aggregate liquidation amount of $1,000 per capital security, plus accumulated and unpaid distributions to the date of payment. The trust will not make this distribution if the junior subordinated debentures have been distributed to the holders of the capital securities. In all cases, however, distributions will be made only to the extent of the trust’s assets that are available after satisfaction of all liabilities to creditors, if any. See “Certain Terms of Capital Securities—Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders” in this prospectus supplement.

Common securities

BB&T or one of its affiliates will acquire all of the common securities of the trust. The common securities will have an aggregate liquidation amount of at least 3% of the total capital of the trust. Except as described under “—Ranking” above, the common securities will rank equal to the capital securities in priority of payment. Normally, the common securities will have sole voting power on matters to be voted upon by the trust’s security holders.

Junior subordinated debentures

The trust will purchase the junior subordinated debentures from BB&T with the proceeds from the sale of its capital securities and common securities. BB&T will issue the junior subordinated debentures under a junior subordinated indenture, dated as of August 18, 2005, between BB&T and U.S. Bank National Association, a national banking association, as junior subordinated indenture trustee. The junior subordinated debentures will:

•	have an aggregate principal amount equal to $515,464,000, which is the aggregate liquidation amount of the capital securities plus the capital contributed by BB&T for the common securities;

•	bear interest at an annual rate of %;

•	pay interest semi-annually, subject to the right of BB&T to defer interest payments for up to ten consecutive semi-annual periods as described below; and

•	mature on August 18, 2035, although BB&T may redeem them earlier under certain circumstances. See “Certain Terms of Junior Subordinated Debentures—Right to Redeem Upon a Tax Event, Capital Treatment Event or Investment Company Event” in this prospectus supplement.

Guarantee of capital securities	BB&T will guarantee payment of distributions or amounts payable on redemption or liquidation of the capital securities to the extent that the trust has funds available to make such payments. BB&T does not cover payments when the trust does not have sufficient funds to make payments on the capital securities. In other words, if we do not make a payment on the junior subordinated debentures, the trust will not have sufficient funds to make payments on the capital securities, and the guarantee will not obligate us to make those payments on the trust’s behalf. See “Certain Terms of Guarantee” in this prospectus supplement and “Relationship Among Trust Preferred Securities, Corresponding Junior Subordinated Debentures and Guarantees” in the accompanying prospectus.

Use of proceeds

The trust will invest all of the proceeds from the sale of the capital securities and the sale of its common securities to purchase the junior subordinated debentures. BB&T intends to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes. Our general corporate purposes may include repurchasing shares of our common stock, acquisitions of other companies, and extending credit to, or funding investments in, our subsidiaries. The precise amounts and timing of our use of the net proceeds will depend upon our and our subsidiaries’ funding requirements and the availability of other funds. Pending our use of the net proceeds from the sale of any of the trust’s securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

No listing of the capital securities	BB&T does not intend to apply for listing of the capital securities on any securities exchange or for inclusion of the capital securities in any automated quotation system.

Form of capital securities

The capital securities will be represented by one or more global securities that will be deposited with, or on behalf of, and registered in the name of The Depository Trust Company (“DTC”) or its nominee on or about August 18, 2005. This means that, except in limited circumstances, you will not receive a physical certificate for your capital securities and the capital securities will not be registered in your name. Rather, your broker or other direct or indirect participant of DTC will maintain your position in the capital securities. See “Certain Terms of Capital Securities—Registration of Capital Securities” in this prospectus supplement.

Voting rights

Holders of the capital securities will have only limited voting rights and, except upon the occurrence of certain events described in this prospectus supplement or the accompanying prospectus, will not be entitled to vote. See “Certain Terms of Capital Securities—Voting Rights; Amendment of the Trust Agreement” in this prospectus supplement.

ERISA considerations	If you are a fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or section 4975 of the Internal

Revenue Code of 1986, as amended (the “Internal Revenue Code”), you should consider the requirements of ERISA and the Internal Revenue Code in the context of the plan’s particular circumstances and ensure the availability of an applicable exemption before authorizing an investment in the capital securities. See “Certain ERISA Considerations” in this prospectus supplement.

Risk factors

Your investment in the capital securities will involve risks. You should carefully consider the discussion of risks that follows below in the section entitled “Risk Factors,” and the other information in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the capital securities is suitable for you.

RISK FACTORS

An investment in the capital securities involves a number of risks. You should carefully review the information contained in the other sections of this prospectus supplement and the accompanying prospectus and should particularly consider the following matters before purchasing any capital securities.

Because the trust will rely on the payments it receives on the junior subordinated debentures to fund all payments on the capital securities, and because the trust may distribute the junior subordinated debentures in exchange for the capital securities, you are making an investment decision with regard to the junior subordinated debentures as well as the capital securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about both of these securities and the guarantee.

Payments on the capital securities depend upon our payments on the junior subordinated debentures.

The ability of the trust to pay distributions on the capital securities and to pay the liquidation amount is solely dependent upon our making the related payments on the junior subordinated debentures when due.

If we default on our obligation to pay principal of or interest on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions or the liquidation amount. As a result, you will not be able to rely upon the guarantee for payment of these amounts. Instead, you may

•	seek redress directly against us or seek other remedies to collect your pro rata share of payments owed; or

•	rely on the property trustee to enforce the trust’s rights under the junior subordinated debentures.

For more information, please refer to “Certain Terms of Capital Securities—Distributions” in this prospectus supplement and “Description of Junior Subordinated Debentures—Events of Default, Waiver and Notice” and “—Enforcement of Certain Rights by Holders of Trust Preferred Securities” in the accompanying prospectus.

Our obligations will be deeply subordinated and we will pay our other debt obligations before we pay you.

Our obligations under the junior subordinated debentures will be unsecured and rank junior and subordinate in right of payment to all of our senior indebtedness. See “Certain Terms of Junior Subordinated Debentures—Subordination” in this prospectus supplement. This means that we cannot make any payments of principal (including redemption payments) or interest on the junior subordinated debentures if we default on a payment on our senior indebtedness. In addition, if the maturity of the junior subordinated debentures is accelerated, then holders of our senior indebtedness will be entitled to be paid in full before we make any payment on the junior subordinated debentures. In the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations under the junior subordinated debentures only after all payments have been made on our senior indebtedness.

Our obligations under the guarantee are unsecured and will rank in priority of payment:

•	junior to all of our other liabilities, except those liabilities made equal with or junior to the guarantee by their terms;

•	senior to all of our capital stock now outstanding or issued in the future, including our common stock; and

•	equal with any other subordinated guarantees that we have issued or may issue with respect to capital securities issued by trusts similar to the trust.

This means that we cannot make any payments on the guarantee if we default on a payment of any of our other liabilities, except those liabilities made equal with or junior to the guarantee by their terms. In the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations under the guarantee only after all payments have been made on our other liabilities (except those liabilities made equal with or junior to the guarantee by their terms).

Because we are a holding company, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to or engage in transactions with us or some of our other subsidiaries. Accordingly, the junior subordinated debentures and the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of junior subordinated debentures and the guarantee should look only to our assets for payments on the junior subordinated debentures and the guarantee. None of the junior subordinated indenture, the guarantee or the trust agreement places any limitation on the amount of secured or unsecured debt, including senior indebtedness, that we may incur in the future. See “Description of Guarantees—Status of the Guarantee” and “Description of Junior Subordinated Debentures—Subordination” in the accompanying prospectus.

Our ability to defer interest payments has tax consequences for you.

So long as we are not in default under the junior subordinated indenture due to the bankruptcy, insolvency or reorganization of BB&T or due to the nonpayment of interest on the junior subordinated debentures for ten or more consecutive semi-annual periods, we may, on one or more occasions, elect to begin an extension period and defer the payment of interest on the junior subordinated debentures for up to ten consecutive semi-annual periods. Because interest payments on the junior subordinated debentures fund distributions on the capital securities, semi-annual distributions on the capital securities will be deferred during any extension period. During an extension period, the amount of distributions due to you on the capital securities will accumulate and these deferred distributions will accumulate additional distributions at the capital securities rate compounded semi-annually from the relevant payment date for the distributions to the extent permitted by law.

Prior to the termination of any extension period, we may further extend the payment of interest, provided that the extension period complies with the conditions described in “Certain Terms of Junior Subordinated Debentures—Option to Defer Interest Payments” in this prospectus supplement. Upon the termination of an extension period and the payment of all interest then accrued and unpaid, we may elect to begin a new extension period as long as we comply with the conditions described in “Certain Terms of Junior Subordinated Debentures—Option to Defer Interest Payments” in this prospectus supplement.

During an extension period, you will be required to accrue interest income (as original issue discount, or “OID”) in respect of the deferred stated interest for U.S. federal income tax purposes on your proportionate share of the junior subordinated debentures held by the trust, even if you are a cash basis taxpayer. As a result, you will be required to include such amounts in your gross income for U.S. federal income tax purposes in advance of the receipt of cash distributions. You also will not receive the cash distributions related to any accrued and unpaid interest income from the trust if you dispose of the capital securities prior to the record date for the payment of distributions. For further information, see “Certain U.S. Federal Income Tax Considerations—Interest Income and Original Issue Discount” and “—Sale or Redemption of Capital Securities” in this prospectus supplement.

Your capital securities may be redeemed or exchanged for junior subordinated debentures at any time.

At our election at any time, or if a tax event, a capital treatment event or an investment company event occurs, we have the right to (i) terminate the trust and cause the junior subordinated debentures to be distributed to the holders of the capital securities in exchange for the capital securities upon liquidation of the trust or (ii) redeem the junior subordinated debentures in whole (but not in part) within 90 days following the occurrence of the tax event, capital treatment event or investment company event and thereby cause a mandatory redemption of the capital securities. The redemption price will be $1,000 per capital security plus accumulated and unpaid distributions to the date of redemption, if any. The redemption of the capital securities will be a taxable event to you for U.S. federal income tax purposes. See “Certain Terms of Junior Subordinated Debentures—Right to Redeem upon a Tax Event, Capital Treatment Event or Investment Company Event” and “—Optional Redemption” in this prospectus supplement.

A “tax event,” with respect to the junior subordinated debentures held by the trust, means that the trust has received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•	amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of or in the United States; or

•	official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the capital securities, there is more than an insubstantial risk that:

(i) the trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the junior subordinated debentures;

(ii) interest payable by us on the junior subordinated debentures is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

(iii) the trust is, or will be within 90 days of the date of such opinion, subject to more than a minimal amount of other taxes, duties or other governmental charges.

A “capital treatment event,” with respect to the trust, means the reasonable determination by us that, as a result of any:

•	amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision of or in the United States, or

•	official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or such proposed change, pronouncement, action or decision is announced on or after the date of issuance of the capital securities, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the capital securities as Tier 1 capital (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to us.

An “investment company event” means that the trust has received an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act, which change or prospective change becomes effective on or after the date of the issuance of the capital securities.

Distribution of junior subordinated debentures may have an adverse effect on the price that a third party would otherwise pay for your securities.

We may dissolve the trust at any time and, after satisfaction of liabilities to creditors of the trust as required by applicable law, cause the junior subordinated debentures to be distributed to the holders of the trust securities in exchange for the trust securities upon liquidation of the trust. For further information, see “Certain Terms of Capital Securities—Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders” in this prospectus supplement.

We cannot predict the price that a third party would pay for the junior subordinated debentures that may be distributed in exchange for the capital securities. Accordingly, the capital securities, or the junior subordinated debentures that you may receive on liquidation of the trust, may trade at a discount to the price that you paid to purchase the capital securities.

Under current U.S. federal income tax law and interpretations, you will not be taxed if we dissolve the trust and the trust distributes the junior subordinated debentures to you. However, we can distribute the junior subordinated debentures even if this would result in a taxable event for U.S. federal income tax purposes to holders of the capital securities. If the trust were to become taxed on the income received or accrued on the junior subordinated debentures due to a tax event, both you and the trust might be taxed on a distribution of the junior subordinated debentures by the trust. For further details, please see “Certain U.S. Federal Income Tax Considerations—Distribution of Junior Subordinated Debentures to Holders of Capital Securities Upon Liquidation of the Trust” in this prospectus supplement.

The market value of the capital securities may be influenced by unpredictable factors.

The market value of your capital securities may fluctuate between the date you purchase them and the date on which you sell them or they are redeemed. Several factors, many of which are beyond our control, will influence the market value of the capital securities. Factors that may influence the market value of the capital securities include:

•	our creditworthiness and the level of our regulatory capital from time to time;

•	whether distributions have been and are likely to be paid on the capital securities from time to time;

•	supply and demand for the capital securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, if you sell your capital securities in the secondary market, you may not be able to obtain a price equal to the face amount of the capital securities or the price that you paid for your capital securities. Because we have the right to defer interest payments, the market value of the capital securities may be more volatile than the market values of debt securities that are not subject to optional deferrals. For further details, please see “Description of Junior Subordinated Debentures—Corresponding Junior Subordinated Debentures” in the accompanying prospectus.

You may be unable to enforce your rights with respect to the junior subordinated debentures under certain circumstances.

Except as described below or in the accompanying prospectus, you, as a holder of capital securities, will not be able to exercise directly any rights with respect to our junior subordinated debentures. We have, through the guarantee, the trust agreement, the junior subordinated debentures and the junior subordinated indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the trust’s obligations under the trust securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust securities. See “Relationship Among Trust Preferred Securities, Corresponding Junior Subordinated Debentures and Guarantees” in the accompanying prospectus.

The holders of not less than a majority in aggregate liquidation amount of the trust securities may direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee and may direct the exercise of any trust power conferred upon the guarantee trustee under the guarantee. Any holder of the trust securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. If we default on our obligation to pay principal of or interest on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions or the liquidation amount. As a result, you will not be able to rely upon the guarantee for payment of these amounts because the guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust securities when the trust does not have sufficient funds available to make those payments. If we fail to pay interest on or principal of the junior subordinated debentures and an event of default under the junior subordinated indenture occurs and is continuing as a result, a holder of trust securities may institute a legal proceeding directly against us for enforcement of payment of the principal of or interest on junior subordinated debentures with a principal amount equal to the aggregate liquidation amount of the trust securities of the holder. In connection with a legal proceeding described in the previous sentence, we will have a right of set-off to the extent of any payment made by us to the holder of trust securities in the legal proceeding. Except as described in this prospectus supplement, holders of trust securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures or assert directly any other rights in respect of the junior subordinated debentures. See “Description of Junior Subordinated Debentures—Enforcement of Certain Rights by Holders of Trust Preferred Securities,” “—Events of Default, Waiver and Notice” and “Description of Guarantees” in the accompanying prospectus. By accepting the trust agreement, each holder of trust securities agrees to the provisions of the guarantee and the junior subordinated indenture.

Rights to cause acceleration of the principal amount of the junior subordinated debentures upon an event of default are limited.

Not all events of default under the junior subordinated indenture allow the debenture trustee or the holders of the junior subordinated debentures to accelerate the principal amount of the outstanding junior subordinated debentures. The principal balance may be accelerated only upon a default that results from the bankruptcy, insolvency or reorganization of BB&T or from the nonpayment of interest on the junior subordinated debentures for ten or more consecutive semi-annual periods. In the case of bankruptcy, insolvency or reorganization of BB&T, the principal amount of the junior subordinated debentures will automatically become immediately due and payable. In the case of nonpayment of interest for ten or more consecutive semi-annual periods, either the debenture trustee or the holders of not less than 25 percent in aggregate principal amount of the junior subordinated debentures then outstanding may declare the principal of all junior subordinated debentures to be due and payable immediately. If the holders of junior subordinated debentures fail to make such declaration, the holders of at least 25 percent in aggregate liquidation amount of the capital securities shall have such right.

You have limited voting rights.

You generally will have limited voting rights relating only to the modification of the capital securities and the exercise of the trust’s rights as holder of junior subordinated debentures and the guarantee. The rights to vote with regard to the appointment, removal or replacement of the property trustee, the Delaware trustee or any administrative trustee are vested exclusively in the holder of the common securities except, with respect to the property trustee and the Delaware trustee, upon the occurrence of certain events described in the accompanying prospectus. You will not be entitled to vote on those matters. The property trustee, the administrative trustees and BB&T may amend the trust agreement without your consent to ensure that the trust will not be taxable as a corporation and will be classified for U.S. federal income tax purposes as a grantor trust unless such action materially and adversely affects your interests. For further information, see “Description of Trust Preferred Securities—Voting Rights; Amendment of the Trust Agreement” and “—Removal of Trustees” in the accompanying prospectus.

An active trading market for the capital securities may not develop.

We do not intend to have the capital securities listed or approved for quotation on any securities exchange or automated quotation system. You should be aware that, even if the capital securities are listed or approved for quotation in the future, such listing or quotation will not necessarily ensure that an active trading market will be available for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them.

ACCOUNTING TREATMENT; REGULATORY CAPITAL

Historically, issuer trusts that issued capital securities have been consolidated by their parent companies and the accounts of such issuer trusts have been included in the consolidated financial statements of such parent companies. However, in January 2003, FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” or FIN 46, which provides guidance for determining when an entity should consolidate another entity that meets the definition of a variable interest entity. FIN 46 requires a variable interest entity to be consolidated if the company will absorb a majority of the expected losses, will receive a majority of the expected residual returns, or both. FIN 46 was effective immediately for interests in variable interest entities acquired after January 31, 2003, and, as originally issued, was effective in the first interim period after June 15, 2003 to interests in variable interest entities acquired before February 1, 2003. As of October 9, 2003, the FASB deferred compliance with FIN 46 from July 1, 2003 to the first period ending after December 15, 2003 for variable interest entities created prior to February 1, 2003. BB&T adopted FIN 46 in December 2003 and de-consolidated five trusts formed for the purpose of issuing capital securities at that time, two of which issuances of capital securities were called and are no longer outstanding. For financial reporting purposes, BB&T treats the trusts, and will treat the trust, as unconsolidated subsidiaries and report the aggregate principal amount of the junior subordinated debentures BB&T issues to the various trusts as liabilities, record the assets related to the cash and common securities received from the trusts in BB&T’s consolidated balance sheet and report interest payable on the junior subordinated debentures as an interest expense in BB&T’s consolidated statements of operations.

BB&T is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. BB&T expects that the capital securities will be treated as “Tier 1 capital” of BB&T under the Federal Reserve Board’s capital guidelines. Since 1996, it has been the position of the Federal Reserve that certain qualifying amounts of cumulative preferred stock instruments having the characteristics of the capital securities could be included as Tier 1 capital for bank holding companies; however, capital received from the sale of such cumulative preferred stock instruments, including the capital securities, cannot constitute, as a whole, more than 25% of total Tier 1 capital. Effective April 11, 2005, the Federal Reserve Board adopted a final rule that amended its risk-based capital standards for bank holding companies to allow the continued inclusion of outstanding and prospective issuances of capital securities in the Tier 1 capital of bank holding companies, subject to stricter quantitative limits and qualitative standards. The new amended quantitative standards will not become effective until March 31, 2009. The revised qualitative standards for qualifying capital, including capital securities, were effective on April 11, 2005. Because BB&T intends to treat the capital securities as Tier 1 capital and, under current United States federal tax law, will receive a tax deduction for interest in respect of the junior subordinated debentures, the issuance of the capital securities is a cost-effective method of raising capital on an after-tax basis.

USE OF PROCEEDS

The trust will invest all of the proceeds from the sale of the capital securities and the sale of its common securities to purchase the junior subordinated debentures. BB&T intends to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes. Our general corporate purposes may include repurchasing shares of our common stock, acquisitions of other companies, and extending credit to, or funding investments in, our subsidiaries. The precise amounts and timing of our use of the net proceeds will depend upon our and our subsidiaries’ funding requirements and the availability of other funds. Pending our use of the net proceeds from the sale of any of the trust’s securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

FINANCIAL SUMMARY AND SELECTED RATIOS

The financial information which is set forth below as of and for the six months ended June 30, 2005 and 2004 has been derived from the unaudited consolidated financial statements and notes thereto as set forth in our Quarterly Report on Form 10-Q for the six months ended June 30, 2005. The financial information which is set forth below as of and for each of the three years ended December 31, 2004, 2003 and 2002 has been derived from the consolidated financial statements and notes thereto as set forth in our Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 7, 2005, which includes financial information for each of the three years ended December 31, 2004, 2003 and 2002. Results for the six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for any other interim period or for the year 2005 as a whole. Our Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 7, 2005 and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2005 are incorporated herein by reference. All of the consolidated financial information presented below is qualified in its entirety by the detailed information and financial statements included in the documents referred to under “Incorporation of Certain Information by Reference” in this prospectus supplement.

FINANCIAL SUMMARY AND SELECTED RATIOS

(Dollars in thousands, except per share data)

	As of/For the Six Months Ended June 30,		As of/For the Years Ended December 31,
	2005	2004	2004	2003	2002
Summary of Operations
Interest income	$2,576,176	$2,199,903	$4,546,695	$4,354,792	$4,434,044
Interest expense	850,028	553,377	1,198,472	1,272,787	1,686,584

Net interest income	1,726,148	1,646,526	3,348,223	3,082,005	2,747,460
Provision for credit losses	90,469	126,951	249,269	247,585	263,700

Net interest income after provision credit losses	1,635,679	1,519,575	3,098,954	2,834,420	2,483,760
Noninterest income	1,101,540	1,038,263	2,119,271	1,827,339	1,541,247
Noninterest expense	1,561,994	1,474,616	2,895,863	3,044,729	2,234,310

Income before income taxes and cumulative effect of change in accounting principle	1,175,225	1,083,222	2,322,362	1,617,030	1,790,697
Provision for income taxes	393,036	354,616	763,987	552,127	497,468

Income before cumulative effect of change in accounting principle	782,189	728,606	1,558,375	1,064,903	1,293,229
Cumulative effect of change in accounting principle	—	—	—	—	9,780

Net income	$782,189	$728,606	$1,558,375	$1,064,903	$1,303,009

Per Common Share
Average shares outstanding (000’s):
Basic	548,180	550,309	551,661	509,851	473,304
Diluted	552,443	554,016	556,041	514,082	478,793

Basic earnings per share
Income before cumulative effect of change in accounting principle	$1.43	$1.32	$2.82	$2.09	$2.73
Cumulative effect of change in accounting principle	—	—	—	—	02

Net income	$1.43	$1.32	$2.82	$2.09	$2.75

Diluted earnings per share
Income before cumulative effect of change in accounting principle	$1.42	$1.32	$2.80	$2.07	$2.70
Cumulative effect of change in accounting principle	—	—	—	—	0.02

Net income	$1.42	$1.32	$2.80	$2.07	$2.72

Cash dividends paid per share	$.70	$.64	$1.34	$1.22	$1.10

Book value per share	$20.28	$18.95	$19.76	$18.33	$15.70

Average Balances
Securities, at amortized cost	$20,113,282	$17,783,393	$18,218,272	$17,057,880	$16,939,089
Loans and leases (1)	69,486,907	65,041,815	66,107,479	57,857,069	50,851,417
Other assets	12,479,945	11,874,174	11,950,243	10,412,779	7,988,527

Total assets	$102,080,134	$94,699,382	$96,275,994	$85,327,728	$75,779,033

Deposits	$68,136,279	$63,770,688	$64,816,072	$56,948,158	$49,118,108
Long-term debt	11,495,647	10,644,980	10,886,199	11,710,281	12,134,712
Other liabilities	11,470,431	9,870,385	9,977,009	7,774,057	7,412,723
Shareholder’s equity	10,977,777	10,413,329	10,596,714	8,895,232	7,113,490

Total liabilities and shareholders’ equity	$102,080,134	$94,699,382	$96,275,994	$85,327,728	$75,779,033

Period End Balances
Total assets	$105,835,324	$97,348,285	$100,508,641	$90,466,613	$80,216,816
Deposits	71,830,359	66,662,890	67,699,337	59,349,785	51,280,016
Long-term debt	11,955,683	10,524,646	11,419,624	10,807,700	13,587,841
Shareholders’ equity	11,090,367	10,524,713	10,874,474	9,934,731	7,387,914
Selected Ratios
Rate of return on:
Average total assets	1.55%	1.55%	1.62%	1.25%	1.72%
Average shareholders’ equity	14.37	14.07	14.71	11.97	18.32
Dividend payout	48.95	48.48	47.52	58.37	40.00
Average equity to average assets	10.75	11.00	11.01	10.42	9.39

(1)	Loans and leases are net of unearned income and include loans held for sale.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The consolidated ratios of earnings to fixed charges for BB&T and its subsidiaries for the periods indicated below were as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	(unaudited)		(audited)
Earnings to fixed charges:
Including interest on deposits	2.34x	2.91x	2.88x	2.24x	2.05x	1.56x	1.39x
Excluding interest on deposits	4.30x	5.75x	5.62x	3.94x	3.52x	2.56x	2.12x

For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items and cumulative effects of changes in accounting principles plus income taxes and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, represent interest (other than on deposits, but including capitalized interest), one-third of rents (the proportion representative of the interest factor) and all amortization of debt issuance costs. Fixed charges, including interest on deposits, represent all interest, one-third of rents (the proportion representative of the interest factor) and all amortization of debt issuance costs.

As of the date of this prospectus supplement, we have no preferred stock outstanding.

CAPITALIZATION

The following table sets forth the consolidated capitalization of BB&T and its subsidiaries at June 30, 2005 and as adjusted as of that date to give effect to the offering of the capital securities pursuant to this prospectus supplement and the application of the net proceeds therefrom. The table should be read in conjunction with our consolidated financial statements and notes thereto and consolidated financial data included in the documents incorporated by reference herein. See “Incorporation of Certain Information by Reference” in this prospectus supplement. Other than as set forth in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, there has been no material change in our consolidated capitalization since June 30, 2005.

	June 30, 2005
	Actual	As Adjusted
	(Dollars in thousands)
Long-term Debt:
Long-term debt	$11,955,683	$11,955,683
% capital securities due 2035	—	500,000

Total long-term debt	$11,955,683	$12,455,683

Shareholders’ Equity:
Common stock, $5 par value, 1,000,000,000 shares authorized; 546,796,870 issued and outstanding	$2,733,984	$2,733,984
Additional paid-in capital	2,990,484	2,990,484
Retained earnings	5,494,527	5,494,527
Unvested restricted stock	(17)	(17)
Accumulated other comprehensive income, net of
income taxes	(128,611)	(128,611)

Total shareholders’ equity	$11,090,367	$11,090,367

Total long-term debt and shareholders’ equity	$23,046,050	$23,546,050

Capital Ratios (1):
Tier 1 risk-based capital	8.7%	9.4%
Total risk-based capital	14.2	14.9
Tier 1 leverage	6.7	7.2

(1)	Capital ratios shown in the “As Adjusted” column reflect the issuance of $500 million of capital securities offered by this prospectus supplement and the classification of such capital securities as Tier 1 capital.

As of June 30, 2005, on a consolidated basis we had $7.1 billion of commercial paper and other short-term borrowings outstanding and our total consolidated capitalization was $30.2 billion.

CERTAIN TERMS OF CAPITAL SECURITIES

General

The following summary of some of the terms and provisions of the capital securities supplements the description of the terms and provisions of the securities set forth in the accompanying prospectus under the heading “Description of Trust Preferred Securities” and is not intended to be complete. To the extent that any of the terms and provisions of the capital securities described in this prospectus supplement are inconsistent with the description of the trust preferred securities in the accompanying prospectus, the description of the capital securities in this prospectus supplement replaces the description in the accompanying prospectus. The capital securities will be issued pursuant to the amended and restated trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The terms of the capital securities will include those in the trust agreement and those made part of the trust agreement by the Trust Indenture Act. You should read the following description together with the trust agreement to help you understand the terms of the capital securities. A form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Distributions

The capital securities represent beneficial ownership interests in the trust. The record dates for the capital securities will be, for so long as the capital securities remain in book-entry form, one business day prior to the relevant distribution payment date. With respect to capital securities not in book-entry form, the record dates will be the fifteenth calendar day prior to the relevant distribution payment date. Distributions on the capital securities are cumulative and will accumulate from the date of original issuance at the rate of         % per annum on the liquidation amount of $1,000 per capital security. Distributions will be paid semi-annually in arrears on February 18 and August 18 of each year (each a “distribution date”), commencing February 18, 2006. Distributions not paid on a semi-annual payment date will accumulate additional distributions (to the extent permitted by law) compounded semi-annually, at the rate of         % per annum. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which distributions are payable on the capital securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of the delay), except that, if the next succeeding business day falls in the next calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the date the payment was originally payable. See “Description of Trust Preferred Securities—Distributions” in the accompanying prospectus. A “business day” means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business.

If we are not in default under the junior subordinated indenture due to the bankruptcy, insolvency or reorganization of BB&T or due to the nonpayment of interest on the junior subordinated debentures for ten or more consecutive semi-annual periods, we may, on one or more occasions, elect to begin an extension period and defer the payment of interest on the junior subordinated debentures for up to ten consecutive semi-annual periods. Because interest payments on the junior subordinated debentures fund distributions on the capital securities, semi-annual distributions on the capital securities will be deferred during any extension period. During an extension period, the amount of distributions due to you on the capital securities will accumulate and these deferred distributions will accrue additional distributions at the capital securities rate compounded semi-annually from the relevant payment date for the distributions.

We may not defer interest payments for any period of time:

•	that exceeds ten consecutive semi-annual periods with respect to each extension period; or

•	that extends beyond the stated maturity date of the junior subordinated debentures on August 18, 2035, or beyond any applicable redemption date.

During any extension period, we may not:

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any indebtedness that ranks equally in all respects with or junior in interest to the junior subordinated debentures; or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period,

•	as a result of an exchange or conversion of any class or series of our capital stock or any capital stock of our subsidiaries, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged,

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto, or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Prior to the termination of any extension period, we may further defer the payment of interest provided that the extension period complies with the conditions above. Upon the termination of any extension period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of         % per annum, compounded semi-annually from the relevant interest payment date, to the extent permitted by applicable law), we may elect to begin a new extension period as long as we comply with the above conditions. There may be more than one extension period prior to the maturity of the junior subordinated debentures.

If we elect to defer interest payments as described above, you will receive notice as described under “Certain Terms of Junior Subordinated Debentures—Option to Defer Interest Payments” in this prospectus supplement. If we elect to defer interest payments, you will be required to accrue and recognize income (in the form of OID) for U.S. federal income tax purposes regardless of your actual receipt of the distributions, subject to any changes in the U.S. federal income tax laws.

We have no current intention of electing to defer interest payments by extending the interest payment period on the junior subordinated debentures. For further information, see “Certain Terms of Junior Subordinated Debentures—Option to Defer Interest Payments” and “Certain U.S. Federal Income Tax Considerations—Interest Income and Original Issue Discount” in this prospectus supplement.

Redemption

Upon the repayment or redemption of the junior subordinated debentures, whether at maturity or earlier, the trust will use the cash it receives to redeem a like amount of the trust securities, upon not less than 30 nor more than 60 days’ notice prior to the date fixed for repayment or redemption, at a redemption price, with respect to the trust securities, equal to the aggregate liquidation amount of the trust securities plus accumulated and unpaid distributions thereon to the date of redemption.

Subject to our receipt of prior approval by the Federal Reserve Board, if required, we may redeem the junior subordinated debentures before their maturity:

•	in whole but not in part, at any time, as described under “Certain Terms of Junior Subordinated Debentures—Right to Redeem Upon a Tax Event, Capital Treatment Event or Investment Company Event” in this prospectus supplement, within 90 days upon the occurrence of a tax event, capital treatment event or investment company event; or

•	in whole or in part, at any time, as described under “Certain Terms of Junior Subordinated Debentures—Optional Redemption” in this prospectus supplement.

The redemption price will be equal to the aggregate liquidation amount of the trust securities to be redeemed plus accumulated and unpaid distributions to the redemption date. Except as described in this prospectus supplement, we have no right under the junior subordinated indenture or under the terms of the junior subordinated debentures to redeem the junior subordinated debentures before their maturity.

Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders

We will have the right at any time to terminate the trust and cause the junior subordinated debentures to be distributed to the holders of the capital securities in exchange for the capital securities. We will not exercise our right to terminate the trust without having received the prior approval of the Federal Reserve Board to do so, if then required.

Under current U.S. federal income tax law and interpretations, a distribution of junior subordinated debentures in exchange for the capital securities will not be a taxable event to holders of the capital securities. Should there be a change in law, a change in legal interpretation, a tax event or other circumstances, however, the distribution could be a taxable event to holders of the capital securities. See “Certain U.S. Federal Income Tax Considerations—Distribution of Junior Subordinated Debentures to Holders of Capital Securities Upon Liquidation of the Trust” in this prospectus supplement. If we elect neither to redeem the junior subordinated debentures prior to maturity nor to liquidate the trust and distribute the junior subordinated debentures to holders of the capital securities in exchange for the capital securities, the capital securities will remain outstanding until the maturity of the junior subordinated debentures.

Liquidation Value

The amount payable on the capital securities in the event of any liquidation of the trust is $1,000 per capital security plus accumulated and unpaid distributions, unless, in connection with the dissolution and liquidation, the junior subordinated debentures with an aggregate principal amount equal to the aggregate liquidation amount of the capital securities have been distributed on a pro rata basis to the holders of the capital securities. The holder of the common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the capital securities, except that upon the occurrence and continuance of an event of default under the trust agreement resulting from an event of default under the junior subordinated indenture, the capital securities will have a preference over the common securities with regard to those distributions. See “Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution” and “—Subordination of Common Securities” in the accompanying prospectus.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, the capital securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of the capital securities and common securities. If, however, on any distribution date or redemption date a debenture event of default shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding capital securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding capital securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the capital securities then due and payable.

In the case of any event of default under the trust agreement resulting from a debenture event of default, we or one of our affiliates, as holder of the trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under the trust agreement until the effect of all such events of default with respect to the capital securities have been cured, waived or otherwise eliminated. Until all events of default under the trust agreement with respect to the capital securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the capital securities and not on our behalf, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

Any one of the following events constitutes an event of default under the trust agreement, a “trust event of default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of a debenture event of default with respect to the junior subordinated debentures held by the trust, a “debenture event of default” (see “Certain Terms of Junior Subordinated Debentures—Events of Default; Waiver and Notice” in this prospectus supplement); or

•	the default by the property trustee in the payment of any distribution on the trust securities when such becomes due and payable, and continuation of such default for a period of 30 days; or

•	the default by the property trustee in the payment of any redemption price of the trust securities when such becomes due and payable; or

•	the default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty of default in the performance of which or the breach of which is dealt with above, and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within the 90 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of such event of default to the holders of the capital securities, the administrative trustees and to us, as depositor, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.

If a debenture event of default with respect to the junior subordinated debentures held by the trust has occurred and is continuing, the capital securities shall have a preference over the trust’s common securities as described above. See “—Subordination of Common Securities” above. The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity.

Registration of Capital Securities

The capital securities will be represented initially by global certificates registered in the name of DTC or its nominee. Beneficial interests in the capital securities will be shown on, and transfers of the capital securities will be effected only through, records maintained by participants in DTC. Participants in DTC are those persons who have accounts with DTC. Investors may elect to hold their interests in the capital securities through either DTC (in the United States) or (in Europe) through Clearstream Banking, société anonyme, or “Clearstream,” or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear.” Investors may hold their interests in the securities directly if they are participants in such systems, or indirectly through organizations that are participants in these systems. Except as described in the section entitled “Global Securities” in the accompanying prospectus, capital securities in certificated form will not be issued in exchange for the global certificates.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for the accuracy thereof.

For further information regarding DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see “Global Securities” in the accompanying prospectus.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the trust agreement. The trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the capital securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•	such successor entity either:

•	expressly assumes all of the obligations of the trust with respect to the capital securities, or

•	substitutes for the capital securities other securities having substantially the same terms as the capital securities, the “successor securities,” so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the junior subordinated debentures;

•	the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed, if any;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

•	such successor entity has a purpose substantially identical to that of the trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect, and

•	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

•	we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the trust may not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided in the accompanying prospectus under “Description of Guarantees—Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of the capital securities will have no voting rights.

We and the administrative trustees may amend the trust agreement and may require the property trustee to join in such amendment without the consent of the holders of the capital securities, unless such amendment will materially and adversely affect the interests of any holder of capital securities:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which may not be inconsistent with the other provisions of the trust agreement; or

•	to modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act.

We, the administrative trustees and the property trustee may amend the trust agreement with:

•	the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities; and

•	receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust’s status as a grantor trust for U.S. federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

Without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified dates; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

So long as the property trustee holds the junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities:

•	direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the property trustee with respect to the junior subordinated debentures;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or the junior subordinated debentures, where such consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of the junior subordinated debentures affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding capital securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities. The property trustee will notify each holder of the capital securities of any notice of default with respect to the junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of capital securities in the manner set forth in the trust agreement.

No vote or consent of the holders of capital securities will be required for the trust to redeem and cancel the capital securities in accordance with the trust agreement.

Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Registrar and Transfer Agent

The property trustee will act as registrar and transfer agent for the capital securities. Registration of transfers of capital securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of its capital securities after such capital securities have been called for redemption.

Trust Expenses

Pursuant to the trust agreement, we, as depositor, agree to pay:

•	all debts and other obligations of the trust (other than with respect to the capital securities);

•	all costs and expenses of the trust (including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of the trust); and

•	any and all taxes and costs and expenses with respect thereto (other than U.S. withholding taxes) to which the trust might become subject.

Governing Law

The amended and restated trust agreement and the trust securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

CERTAIN TERMS OF JUNIOR SUBORDINATED DEBENTURES

General

The following summary of some of the terms and provisions of the junior subordinated debentures supplements the description of the terms and provisions of the junior subordinated debentures set forth in the accompanying prospectus under the heading “Description of Junior Subordinated Debentures.” The summary of some of the terms and provisions of the junior subordinated debentures set forth below, which describes the material provisions of the junior subordinated debentures, is not intended to be complete and is subject to, and is qualified in its entirety by reference to, the junior subordinated indenture, to which this prospectus supplement makes reference. To the extent that any of the terms and provisions of the junior subordinated debentures described in this prospectus supplement are inconsistent with the description of the junior subordinated debentures in the accompanying prospectus, the description of the junior subordinated debentures in this prospectus supplement replaces the description in the accompanying prospectus. The junior subordinated indenture has been filed as an exhibit to the registration statement of which this prospectus supplement and accompanying prospectus form a part.

Concurrently with the issuance of the capital securities, the trust will invest the proceeds it receives from the issuance, together with the consideration we pay for the common securities, in the junior subordinated debentures that we issue. The junior subordinated debentures will bear interest at the rate of         % per annum, payable semi-annually in arrears on February 18 and August 18 of each year (each, an “interest payment date”), commencing February 18, 2006, to the person in whose name each junior subordinated debenture is registered at the close of business on the relevant record date. The record dates for the junior subordinated debentures will be 15 days prior to each interest payment date. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on the date such payment was originally payable. Subject to the preceding sentence, accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate of         % on their principal amount, compounded semi-annually from the relevant interest payment date. References to any payment of interest include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable interest payment date and any additional sums (as described below), as applicable.

The junior subordinated debentures will be issued as a series of junior subordinated debentures under the junior subordinated indenture.

The junior subordinated debentures are scheduled to mature on August 18, 2035.

Subordination

The junior subordinated debentures will be unsecured and will rank junior to and be subordinate in right of payment to all of our senior indebtedness. As of June 30, 2005, approximately $19.2 billion of our existing indebtedness would have been senior to the junior subordinated debentures. There is no limitation in the junior subordinated indenture on our ability to incur additional senior indebtedness and we expect from time to time to incur additional senior indebtedness. For more information, see “Description of Junior Subordinated Debentures—Subordination” in the accompanying prospectus.

If we make any payment or distribution of our assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, indebtedness restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of senior indebtedness will first be entitled to receive payment in full of principal of and premium and interest, if any, on such senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of and premium and interest, if any, on the junior subordinated debentures. However, holders of senior indebtedness will not be entitled to receive payment of any such amounts if the subordination provisions of such senior indebtedness would require holders to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of our business.

In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of or premium or interest, if any, on the junior subordinated debentures. However, the holders of senior indebtedness will not be entitled to receive payment of any such amounts if the subordination provisions of such senior indebtedness would require holders to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of BB&T’s business.

No payments on accounts of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding are pending with respect to any such default.

As used in this prospectus supplement, “indebtedness” means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•	every obligation of such person issued or assumed as the deferred purchase price of property or services other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of such person;

•	every obligation of such person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

•	every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

As used in this prospectus supplement, “senior indebtedness” means the principal of and premium and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not such claim for post-petition interest is allowed in such proceeding, on indebtedness, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the junior subordinated debentures or to other indebtedness that is equal or subordinated to the junior subordinated debentures, other than:

•	any indebtedness of BB&T which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to BB&T;

•	any indebtedness of BB&T to any of its subsidiaries;

•	any indebtedness to any of our employees;

•	any indebtedness which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business; and

•	any other debt securities issued pursuant to the junior subordinated indenture.

Because we are a holding company, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of junior subordinated debentures should look only to our assets for payments on the junior subordinated debentures.

Payment and Paying Agents

We will pay principal of and any premium and interest on junior subordinated debentures (other than those in global form) at the office of the corporate trust department of Branch Bank, as paying agent, or at the office of any other paying agent that we may designate from time to time. However, at our option, we may pay any interest by check mailed to the holders of registered junior subordinated debentures at their registered addresses or by transfer to an account maintained by a holder of registered junior subordinated debentures, as specified in the securities register. Payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debentures are registered on the applicable record date, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of Branch Bank as paying agent, provided that we at all times maintain a paying agent in each place of payment for the junior subordinated debentures.

Any amounts deposited with U.S. Bank National Association as debenture trustee or Branch Bank as paying agent, or then held by us in trust, for the payment of the principal of any premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after such amounts have become due and payable shall, at our request and subject to applicable escheat law, be repaid to us, and the holder of the junior subordinated debenture will be able to look only to us for payment, as a general unsecured creditor.

Option to Defer Interest Payments

We may, on one or more occasions, elect to begin an extension period and defer the payment of interest on the junior subordinated debentures for up to ten consecutive semi-annual periods. We are not permitted to defer the payment of interest if we are in default under the junior subordinated debentures due to the bankruptcy, insolvency or reorganization of BB&T or due to the nonpayment of interest on the junior subordinated debentures for ten or more consecutive semi-annual periods. During an extension period, the amount of interest due to holders of the junior subordinated debentures will accumulate and this deferred interest will accrue additional interest at the rate of         % compounded semi-annually from the relevant interest payment date.

We may not defer interest payments for any period of time:

•	that exceeds ten consecutive semi-annual periods with respect to each extension period; or

•	that extends beyond the stated maturity date of the junior subordinated debentures on August 18, 2035, or beyond any applicable redemption date.

During any extension period, we may not:

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any indebtedness that ranks equally in all respects with or junior in interest to the junior subordinated debentures; or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period,

•	as a result of an exchange or conversion of any class or series of our capital stock or any capital stock of our subsidiaries, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged,

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto, or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Prior to the termination of any extension period, we may further defer the payment of interest, provided that the extension period complies with the conditions above. Upon the termination of an extension period and the payment of all interest then accrued and unpaid (together with interest thereon, compounded semi-annually from the relevant interest payment date, to the extent permitted by applicable law), we may elect to begin a new extension period as long as we comply with the above conditions. There may be more than one extension period prior to the maturity of the junior subordinated debentures.

We must give holders of junior subordinated debentures and the debenture trustee notice of our election to begin an extension period at least one business day and no more than 15 business days prior to the date interest on the junior subordinated debentures would have been payable if we had not elected to begin the extension period.

The debenture trustee will give notice of our election to begin a new extension period to the holders of the junior subordinated debentures. For further information, see “Description of Junior Subordinated Debentures—Option to Defer Interest Payments” in the accompanying prospectus.

If we elect to defer interest payments, holders of junior subordinated debentures (or, if the trust is the holder of junior subordinated debentures, holders of outstanding capital securities) will be required to accrue and recognize income (in the form of OID) for U.S. federal income tax purposes regardless of the actual receipt of the interest payments, subject to any changes in the U.S. federal income tax laws. For further information, see “Certain U.S. Federal Income Tax Considerations—Interest Income and Original Issue Discount” in this prospectus supplement.

We have no current intention of electing to defer interest payments by extending the interest payment period on the junior subordinated debentures.

Additional Sums

If the trust is the holder of all of the junior subordinated debentures and the trust is required to pay any additional taxes, duties or other governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying the additional taxes, duties or other governmental charges will be not less than the amounts the trust would have received had no such taxes, duties or other governmental charges been imposed. This means that the trust will be in the same position it would have been if it did not have to pay the additional taxes, duties or other governmental charges.

Distribution of Junior Subordinated Debentures

As described under “Certain Terms of Capital Securities—Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders” in this prospectus supplement, under certain circumstances involving the termination of the trust, junior subordinated debentures may be distributed pro rata to the holders of the capital securities in exchange for the capital securities upon liquidation of the trust after satisfaction of liabilities to creditors of the trust as provided by applicable law. If distributed to holders of capital securities, the junior subordinated debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the capital securities, will act as depositary for the junior subordinated debentures. We anticipate that the depositary arrangements for the junior subordinated debentures would be substantially identical to those in effect for the capital securities. There can be no assurance as to the market price of any junior subordinated debentures that may be distributed to the holders of capital securities.

Right to Redeem Upon a Tax Event, Capital Treatment Event or Investment Company Event

Subject to our receipt of prior approval by the Federal Reserve Board, if required, we may redeem the junior subordinated debentures before their maturity, in whole but not in part, at any time within 90 days following the occurrence of a tax event, a capital treatment event or an investment company event at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest to the redemption date. The proceeds of any such redemption will be used by the trust to redeem a like amount of trust securities. Except as described in this prospectus supplement, we may not redeem the junior subordinated debentures before their maturity.

A “tax event” means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the capital securities, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures, (ii) interest payable by BB&T on the junior subordinated debentures is not, or within 90 days of the date of such opinion, will not be, deductible by BB&T, in whole or in part, for United States federal income tax purposes, or (iii) the trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

A “capital treatment event” means our reasonable determination that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the capital securities under the amended and restated trust agreement, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the capital securities as Tier I capital (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to us.

An “investment company event” means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act, which change or prospective change becomes effective on or after the date of the issuance of the capital securities.

Optional Redemption

At any time, we will have the right to redeem some or all of the junior subordinated debentures at a redemption price equal to the greater of:

•	100% of the principal amount of the junior subordinated debentures being redeemed (plus accrued and unpaid interest); or

•	the present value of scheduled payments of principal and interest from the prepayment date to August 18, 2035, on the junior subordinated debentures being prepaid, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus a spread of 0.25%, as determined by a calculation agent that we would appoint prior to exercising our right to redeem the junior subordinated debentures.

If required under the Federal Reserve Board’s capital rules, we will obtain the approval of the Federal Reserve Board prior to exercising the redemption rights described above.

The junior subordinated debentures are not subject to any sinking fund.

Registration of Junior Subordinated Debentures

The junior subordinated debentures will be registered in the name of the trust. In the event that the junior subordinated debentures are distributed to holders of capital securities, we anticipate that the depositary and other arrangements for the junior subordinated debentures will be substantially identical to those in effect for the capital securities as applicable. For further information, see “Certain Terms of Capital Securities—Registration of Capital Securities” in this prospectus supplement and “Global Securities” in the accompanying prospectus.

Restrictions on Certain Payments

If the junior subordinated debentures are held by the trust and:

•	there shall have occurred and be continuing an event of default with respect to the junior subordinated debentures of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	we shall be in default relating to our payment of any obligations under the guarantee; or

•	we shall have given notice of our election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•	we shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of our capital stock or make any guarantee payment with respect thereto other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employee benefit plans or any other contractual obligation, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures,

•	as a result of an exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto, or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; and

•	we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debentures.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture provides that we may not consolidate with, or merge into, any other corporation or convey or transfer its properties and assets substantially as an entirety unless:

•	the successor entity is a corporation, partnership or trust organized in the United States and expressly assumes our obligations under the junior subordinated indenture;

•	after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the junior subordinated indenture; and

•	certain other conditions as prescribed by the junior subordinated indenture are met.

These covenants contained in the junior subordinated indenture will not necessarily protect holders of the junior subordinated debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Events of Default; Waiver and Notice

The junior subordinated indenture provides that the following are events of default relating to the junior subordinated debentures:

•	default in the payment of the principal of, or premium, if any, on, the junior subordinated debentures at maturity;

•	default for 30 days in the payment of any installment of interest (not otherwise subject to a deferral during an extension period) on the junior subordinated debentures;

•	default for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debentures;

•	default in the payment of interest for ten or more consecutive semi-annual periods; and

•	specified events of bankruptcy, insolvency or reorganization of BB&T.

If an event of default under the junior subordinated indenture shall occur due to a default in the payment of interest for ten or more consecutive semi-annual periods and shall be continuing, either the debenture trustee or the holders of not less than 25 percent in aggregate principal amount of the junior subordinated debentures then outstanding may declare the principal of all junior subordinated debentures to be due and payable immediately. If the holders of junior subordinated debentures fail to make such declaration, the holders of at least 25 percent in aggregate liquidation amount of the capital securities shall have such right.

If an event of default under the junior subordinated debentures shall occur due to the bankruptcy, insolvency or reorganization of BB&T, the principal amount of the junior subordinated debentures shall automatically and without any declaration or other action on the part of the debenture trustee or any holder, become due and payable.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may annul the declaration and waive the default. If the holders of the junior subordinated debentures fail to annul such declaration and waive such default, the holders of at least a majority in aggregate liquidation amount of the capital securities shall have such right.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may waive any default, except a default in payment of principal or interest, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee, or a default in respect of a covenant or provision that under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture. If the holders of the junior subordinated debentures fail to waive such default, the holders of a majority in aggregate liquidation amount of the capital securities shall have such right.

If we are in default with respect to the payment of principal of or premium, if any, on an installment of interest (not otherwise subject to a deferral during an extension period) on the junior subordinated debentures, we are obligated to pay the amounts owed to the debenture trustee upon its demand. If we fail to pay such amounts on demand, the debenture trustee may institute a judicial proceeding for the collection of the unpaid amounts.

The holders of a majority in principal amount of the junior subordinated debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the junior subordinated indenture.

We are required to furnish to the debenture trustee annually a statement as to the performance of our obligations under the junior subordinated indenture and as to any default in such performance.

Supplements to Junior Subordinated Indenture

From time to time we and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•	evidencing the succession of another person to BB&T;

•	conveying, transferring, assigning, mortgaging or pledging any property to or with the debenture trustee or surrendering any right or power conferred upon us in the junior subordinated indenture;

•	adding to the covenants of BB&T for the benefit of other holders of the junior subordinated debentures;

•	adding any additional events of default for the benefit of other holders of the junior subordinated debentures;

•	changing or eliminating any of the provisions of the junior subordinated indenture, provided that any such change or elimination shall not apply to any outstanding junior subordinated debentures;

•	curing ambiguities, defects or inconsistencies without materially and adversely affecting the holders of the junior subordinated debentures or the capital securities;

•	evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the junior subordinated debentures and adding to or changing any of the provisions of the junior subordinated indenture as shall be necessary to provide for or facilitate the administration of the trust under the junior subordinated indenture by more than one trustee; and

•	qualifying the junior subordinated indenture under the Trust Indenture Act.

We and the debenture trustee may make modifications and amendments to the junior subordinated indenture with the consent of the holders of a majority in principal amount of the junior subordinated debentures at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected thereby:

•	modify the payment terms of the junior subordinated debentures; or

•	reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the junior subordinated indenture or waive compliance by us with any covenant or past default.

If the junior subordinated debentures are held by the trust or the trustee of the trust, no modification may be made that adversely affects the holders of the capital securities, and no termination of the junior subordinated indenture may occur, and no waiver of any event of default or compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of trust securities. If the consent of the holder of each outstanding junior subordinated debenture is required, no modification shall be effective without the prior consent of each holder of capital securities.

In addition, we and the debenture trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debentures.

Enforcement of Certain Rights by Holders of Capital Securities

If a debenture event of default with respect to the junior subordinated debentures has occurred and is continuing and such event of default is the result of our failure to pay interest or principal on the junior subordinated debentures when due, a holder of capital securities may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the capital securities. We may not amend the junior subordinated indenture to remove this right without the prior written consent of the holders of all of the capital securities outstanding. If such right is removed, the trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set off any payment made by us to such holder of capital securities in connection with any such direct action.

The holders of the capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph unless there shall have been an event of default under the trust agreement.

Defeasance and Discharge

The junior subordinated indenture provides that when:

•	all junior subordinated debentures not previously delivered to the debenture trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year;

•	we deposit with the debenture trustee, in trust, funds sufficient to pay all the principal of, and interest and premium, if any, on the junior subordinated debentures when such payments are due;

•	we have paid all other sums payable under the junior subordinated indenture by us; and

•	we have delivered to the debenture trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent in the junior subordinated indenture relating to the satisfaction and discharge of the junior subordinated indenture have been complied with, then the junior subordinated indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

CERTAIN TERMS OF GUARANTEE

The following, together with “Description of Guarantees” in the accompanying prospectus, is a description of the material terms of the guarantee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. To the extent that any of the terms and provisions of the guarantee described in this prospectus supplement are inconsistent with the description of the guarantee securities in the accompanying prospectus, the description of the guarantee in this prospectus supplement replaces the description in the accompanying prospectus. You should read the following description together with the guarantee agreement to help you understand the terms of the guarantee. A form of the guarantee agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

The guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association will act as the guarantee trustee for the purposes of compliance with the Trust Indenture Act, and will hold the guarantee for the benefit of the holders of the trust securities. U.S. Bank National Association will also act as debenture trustee for the junior subordinated debentures and as property trustee.

The following payments on the trust securities (the “guarantee payments”), if not fully paid by the trust, will be paid by BB&T under the guarantee, without duplication:

•	any accumulated and unpaid distributions required to be paid on the trust securities, to the extent the trust has funds available to make the payment at that time;

•	the redemption price for any trust securities called for redemption, to the extent the trust has funds available to make the payment at that time; and

•	upon a voluntary or involuntary termination, winding-up or liquidation of the trust, other than in connection with a distribution of the junior subordinated debentures to the holders of trust securities, the lesser of:

•	the aggregate of the $1,000 liquidation amount per trust security plus all accumulated and unpaid distributions on the trust securities to the date of payment, to the extent the trust has funds available to make the payment at that time, and

•	the amount of assets of the trust remaining available for distribution to holders of the trust securities, upon a dissolution and liquidation of the trust, after payment of creditors of the trust as required by applicable law.

We have, through the guarantee, the trust agreement, the junior subordinated debentures and the junior subordinated indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the trust’s obligations under the trust securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust securities. See “Relationship Among Trust Preferred Securities, Junior Subordinated Debentures and Guarantees” in the accompanying prospectus.

The holders of not less than a majority in aggregate liquidation amount of the trust securities may direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee and may direct the exercise of any trust power conferred upon the guarantee trustee under the guarantee. Any holder of the trust securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. If we default on our obligation to pay principal of or interest on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions or the liquidation amount. As a result, you will not be able to rely upon the guarantee for payment of these amounts because the guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the capital securities when the trust does not have sufficient funds available to make those payments. If we fail to pay interest on or principal of the junior subordinated debentures and an event of default under the junior subordinated indenture occurs and is continuing as a result, a holder of trust securities may institute a legal proceeding directly against us for enforcement of payment of the principal of or interest on junior subordinated debentures with a principal amount equal to the aggregate liquidation amount of the trust securities of the holder. In connection with a legal proceeding described in the previous sentence, we will have a right of set-off to the extent of any payment made by us to the holder of trust securities in the legal proceeding. Except as described in this prospectus supplement, holders of trust securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures or assert directly any other rights in respect of the junior subordinated debentures. See “Certain Terms of Junior Subordinated Debentures—Enforcement of Certain Rights by Holders of Capital Securities,” and “Certain Terms of Junior Subordinated Debentures—Events of Default; Waiver and Notice” in this prospectus supplement. By accepting the trust agreement, each holder of trust securities agrees to the provisions of the guarantee and the junior subordinated indenture.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the principal U.S. federal income tax consequences of the purchase, ownership and disposition of the capital securities. It applies to you only if you acquire capital securities on their original issue date at their original offering price and you hold your capital securities as capital assets for tax purposes and you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of the capital securities that is for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust. This summary does not address all tax consequences that may be applicable to you, nor does it address the tax consequences to you if you are:

•	a non-U.S. holder;

•	a member of a class of holders subject to special rules, such as: a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, a bank, a life insurance company, a tax-exempt organization;

•	a person that owns capital securities that are a hedge or that are hedged against interest rate risks;

•	a person that owns capital securities as part of a straddle or conversion transaction for tax purposes; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. The authorities on which this discussion is based are subject to various interpretations. This summary is not binding on the Internal Revenue Service (the “IRS”) or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus supplement. Accordingly, there can be no assurance that the IRS will not challenge the tax treatment expressed in this tax section or that a court would not sustain such challenge. It is possible that the U.S. federal income tax treatment of the purchase, ownership and disposition of capital securities may differ from the tax treatment set forth below.

Holders should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the capital securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

Classification of the Trust

Under current law and based on the representations, facts and assumptions set forth in this prospectus supplement, and assuming full compliance with the terms of the trust agreement and other relevant documents, the trust will be classified as a grantor trust and will not be taxable as a corporation for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, the trust will not be subject to U.S. federal income tax and each holder of a capital security will be considered the owner of an undivided portion of the junior subordinated debentures owned by the trust. As a result, you will be required to include in your gross income your proportional share of the interest income, including OID, if any, paid or accrued with respect to the junior subordinated debentures, whether or not the trust actually distributes cash to you. See “—Interest Income and Original Issue Discount,” below.

Classification of Junior Subordinated Debentures

We and the trust will agree to treat the junior subordinated debentures as indebtedness for all U.S. federal income tax purposes. Under current law and based on the representations, facts and assumptions set forth in this prospectus supplement, and assuming full compliance with the terms of the junior subordinated indenture (and other relevant documents), the junior subordinated debentures will be characterized for U.S. federal income tax purposes as our indebtedness.

Interest Income and Original Issue Discount

Under Treasury regulations, an issuer and the IRS will ignore a “remote” contingency that stated interest will not be timely paid when determining whether a debt instrument is issued with OID. The terms and conditions of the junior subordinated debentures provide that we have the ability to defer payments of interest under certain conditions, although we believe that the likelihood that we will exercise our option to defer interest payments is remote. Based on the foregoing, we believe that the junior subordinated debentures will not be considered to be issued with OID at the time of their original issuance.

Under Treasury regulations, if we were to exercise our option to defer any payment of interest, the junior subordinated debentures may at that time be treated as issued with OID, and interest (and potentially, an amount in excess of stated interest) on the junior subordinated debentures would thereafter be treated as OID as long as the junior subordinated debentures remained outstanding. In that event, some portion or possibly all of your taxable interest income on the junior subordinated debentures (and potentially, an amount in excess of stated interest) would likely be accounted for as OID on an economic accrual basis regardless of your method of tax accounting, and in such case actual distributions of interest would not be reported separately as taxable income. Consequently, you would be required to include OID in gross income even though we would not make any actual cash payments during an extension period.

IRS interpretive guidance with respect to these Treasury regulations is very limited, and it is possible that the IRS could take a position or issue further guidance that is contrary to the interpretation in this discussion.

Because income on the capital securities will constitute interest or OID, U.S. holders of the capital securities will not be entitled to a dividends-received deduction for any income taken into account with respect to the capital securities. Moreover, because income on the capital securities will constitute interest or OID, U.S. holders of the capital securities will not be entitled to the preferential tax rate (generally 15%) generally applicable to payments of dividends before January 1, 2009.

The remainder of this discussion assumes that unless and until we exercise our option to defer any payment of interest, the junior subordinated debentures will not be treated as issued with OID.

Distribution of Junior Subordinated Debentures to Holders of Capital Securities Upon Liquidation of the Trust

Under current law, if the trust distributes the junior subordinated debentures as described under the caption “Certain Terms of Capital Securities—Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders” in this prospectus supplement, you will receive directly your proportional share of junior subordinated debentures previously held indirectly through the trust. Under current law, you will not be taxed on the distribution and your holding period and aggregate adjusted tax basis in your junior subordinated debentures will be the same as the holding period and aggregate adjusted tax basis that you had in your capital securities before the distribution. If, however, the trust were to become taxed on the income received or accrued on junior subordinated debentures, the trust might be taxed on a distribution of junior subordinated debentures to you, and you might recognize gain or loss as if you had exchanged your capital securities for the junior subordinated debentures you received upon the liquidation of the trust.

If you receive junior subordinated debentures in exchange for your capital securities, you will continue to include interest and OID, if any, in income in respect of junior subordinated debentures received from the trust in the manner described above under “—Interest Income and Original Issue Discount,” above.

Sale or Redemption of Capital Securities

If you sell your capital securities, including through a redemption for cash, you will recognize gain or loss equal to the difference between your adjusted tax basis in your capital securities and the amount you realize on the sale of your capital securities. Assuming that we do not exercise our option to defer payment of interest on the junior subordinated debentures, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities.

If the junior subordinated debentures are deemed to be issued with OID as a result of an actual deferral of interest payments, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities, increased by OID previously includible in your gross income to the date of disposition and decreased by distributions or other payments you received on your capital securities since and including the date of the first extension period. Any gain or loss that you recognize upon a sale of your capital securities generally will be capital gain or loss, except to the extent any amount that you realize is treated as a payment of accrued interest on your proportional share of the junior subordinated debentures required to be included in income.

Capital gain of a non-corporate U.S. holder that is recognized before January 1, 2009, is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

If we exercise our option to defer any payment of interest on the junior subordinated debentures, the capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debentures. If you sell your capital securities before the record date for the payment of distributions, you will not receive payment of a distribution for the period before the sale. However, you will be required to include in income any OID that has accrued with respect to your capital securities. As previously discussed, your adjusted tax basis in your capital securities generally would be increased by OID previously includible in your gross income. In such an instance, your increased tax basis in the capital securities will increase the amount of any capital loss that you may have otherwise realized on the sale. In general, an individual taxpayer may offset only $3,000 of capital losses against ordinary income during any taxable year.

Backup Withholding Tax and Information Reporting

We will be required to report the amount of interest income paid and OID accrued, if any, on your capital securities to the IRS unless otherwise exempted under the Internal Revenue Code or Treasury regulations. Backup withholding will apply to payments of interest to you unless you are an exempt U.S. holder or you furnish your taxpayer identification number in a manner prescribed in applicable Treasury regulations, certify that such number is correct, certify as to no loss of exemption from backup withholding and meet certain other conditions.

Payment of the proceeds from the disposition of capital securities to or through the U.S. office of a broker is subject to information reporting and backup withholding unless you establish an exemption from information reporting and backup withholding.

Any amounts withheld from you under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

It is anticipated that the trust or its paying agent will report income on the capital securities to the IRS and to you on IRS Form 1099 by January 31 following each calendar year.

The preceding discussion is only a summary and does not address the consequences to a particular holder of the purchase, ownership and disposition of the capital securities. Potential holders of the capital securities are urged to contact their own tax advisors to determine their particular tax consequences.

IN ORDER TO COMPLY WITH NEW IRS REGULATIONS, WE MUST INFORM YOU THAT (1) THE MATERIAL SET FORTH ABOVE UNDER “CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS” HAS NOT BEEN PREPARED AND IS NOT INTENDED TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER FEDERAL TAX LAW, (2) WE UNDERSTAND THAT SUCH MATERIAL WILL BE USED TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS DISCUSSED IN THIS PROSPECTUS SUPPLEMENT AND (3) ANY TAXPAYER WHO READS SUCH MATERIAL SHOULD SEEK INDEPENDENT ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

CERTAIN ERISA CONSIDERATIONS

If you are a fiduciary of a pension, profit-sharing or other employee benefit plan subject to ERISA, you should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the capital securities. Accordingly, among other factors, you should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

In addition, if you are a fiduciary of an employee benefit plan subject to ERISA, or if you are investing on behalf of an individual retirement account or a pension or profit-sharing plan for one or more self-employed persons (each of which we refer to as a “Plan”), you should consider whether an investment in the capital securities could result in a prohibited transaction. ERISA and Section 4975 of the Internal Revenue Code prohibit Plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the Plan. A violation of these “prohibited transaction” rules may result in a substantial excise tax under the Internal Revenue Code and penalties or other liabilities under ERISA, unless relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans, certain church plans and foreign plans generally are not subject to the prohibited transaction rules or the fiduciary standards of ERISA, although governmental plans may be subject to similar provisions under applicable state laws.

ERISA and the Internal Revenue Code do not define “plan assets.” However, a regulation (the “Plan Assets Regulation”) issued by the U.S. Department of Labor generally provides that when a Plan subject to ERISA or Section 4975 of the Internal Revenue Code acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established that either (i) the entity is an “operating company” or (ii) equity participation in the entity by “benefit plan investors” is not “significant,” in each case as defined in the Plan Assets Regulation. The trust is not expected to qualify as an “operating company” and will not be an investment company registered under the Investment Company Act. In addition, the capital securities are not expected to be sold initially to a sufficient number of investors to qualify as “publicly-offered securities” within the meaning of the Plan Assets Regulation.

For purposes of the Plan Assets Regulation, equity participation in the trust by “benefit plan investors” will not be “significant” if, immediately after the most recent acquisition of any equity interest in the trust, less than 25% of the value of each class of equity interests in the trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code (such as governmental, church and foreign plans), and entities holding assets deemed to be “plan assets” of any Plan (collectively, “Benefit Plan Investors”). For purposes of this determination, the value of any equity interests held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such person, shall be disregarded. However, no assurance can be given that the value of the capital securities held by Benefit Plan Investors will be less than 25% of the total value of such capital securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of this requirement.

Since no assurance can be given that any of the exceptions set forth in the Plan Assets Regulation will apply to the capital securities, an investing Plan’s assets could be considered to include an undivided interest in the assets held by the trust (including the junior subordinated debentures), and would therefore be deemed to be “plan assets.” In that case, certain transactions involving the trust could be treated as direct or indirect prohibited transactions under ERISA and the Internal Revenue Code with respect to the Plan. For example, if BB&T is a party in interest under ERISA with respect to an investing Plan (either directly or by reason of its ownership of the bank or other subsidiaries), the acquisition of the junior subordinated debentures by the trust could be a prohibited extension of credit, unless relief was available under an applicable administrative exemption (see below). In addition, if BB&T were considered to be a fiduciary with respect to the trust as a result of certain powers it holds (such as the powers to remove and replace the property trustee and the administrative trustees), the optional redemption or acceleration of the junior subordinated debentures could be considered to be prohibited transactions.

The Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the capital securities if assets of the trust were deemed to be “plan assets” of Plans investing in the trust as described above. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). Such class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan’s investment in the capital securities.

In view of the prohibitions under ERISA and Section 4975 of the Internal Revenue Code, discussed above, the capital securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE

96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable class or individual exemption). Any purchaser or holder of the capital securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan; or (b) is a Plan or a Plan Asset Entity and (i) the purchase or holding of such securities will not result in a prohibited transaction under ERISA or the Internal Revenue Code, or (ii) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable class or individual exemption) with respect to such purchase or holding. If a purchaser or holder of the capital securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, BB&T and the trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.

The foregoing discussion is general in nature and is not intended to be inclusive. Consequently, and due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the potential consequences if the assets of the trust were deemed to be “plan assets” and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement relating to the capital securities, we and the trust have agreed that the trust will sell the capital securities to the underwriters listed below, and each of the underwriters has severally agreed to purchase from the trust, the respective number of capital securities shown opposite its name below:

Underwriters	Number of Capital Securities
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Keefe, Bruyette & Woods, Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC
Total	500,000

Under the terms and conditions of the underwriting agreement, the underwriters are committed to take and pay for all the capital securities offered hereby, if any are taken.

The underwriters have advised us that they propose to offer the capital securities to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the capital securities to selected dealers at the public offering price minus a selling concession of up to $             per capital security. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to $             per capital security to certain other dealers. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

Because the proceeds from the sale of the capital securities will be used to purchase the subordinated debentures issued by us, the underwriting agreement provides that we will pay as underwriters’ compensation for the underwriters’ arranging the investment therein of such proceeds an amount of $             per capital security for the account of the underwriters.

Until the distribution of the capital securities is completed, rules of the SEC may limit the ability of the underwriters and any selling group members to bid for and purchase the capital securities. As an exception to these rules, the underwriters are permitted to engage in some transactions that stabilize the price of the capital securities. Those transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the capital securities. If the underwriters create a short position in the capital securities in connection with the offering, i.e., if they sell more capital securities than are set forth on the cover page of this prospectus supplement, the underwriters may reduce the short position by purchasing capital securities in the open market.

The underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase capital securities in the open market to reduce the underwriters’ short position or to stabilize the price of the capital securities, they may reclaim the amount of the selling concession from the selling group members who sold those capital securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

None of BB&T, the trust or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the capital securities. In addition, none of BB&T, the trust or any of the underwriters makes any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

BB&T Capital Markets is a wholly owned subsidiary of BB&T. Therefore, offers and sales of the capital securities as described in this prospectus supplement will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers (the “NASD”) regarding the offer and sale of securities of an affiliate. The underwriting arrangements for this offering also comply with Rule 2810 of the Conduct Rules of the NASD.

In accordance with these rules, no member of the NASD participating in the underwriting will be permitted to confirm sales to accounts over which it exercises discretionary authority without prior specific written approval of the customer. Underwriting commissions in connection with sales of the capital securities under this prospectus supplement will not exceed 6% and the maximum compensation for bona fide due diligence expenses will not exceed 0.5%.

In recommending to an investor the purchase of the capital securities, the underwriters shall (i) have reasonable grounds to believe, on the basis of information obtained from the investor concerning its investment objectives, other investments, financial situation and needs, and any other information known by such underwriter, that (a) the investor is or will be in a financial position appropriate to enable it to realize to a significant extent the benefits described in this prospectus supplement, including any tax benefits discussed in this prospectus supplement, (b) the investor has a fair market net worth sufficient to sustain the risks inherent in the capital securities, including loss of investment and lack of liquidity, and (c) the capital securities are otherwise suitable for the investor and (ii) maintain in the files of such underwriter documents disclosing the basis upon which the determination of suitability was reached as to each investor.

We and the trust have agreed, during the period beginning from the date of the underwriting agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the capital securities, as determined by the underwriters, and (ii) the closing date, not to offer, sell, contract to sell or otherwise dispose of any capital securities, any other beneficial interests in the assets of the trust, or any capital securities or any other of our or the trust’s securities that are substantially similar to the capital securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive capital securities or any substantially similar securities of either the trust or us, without the prior written consent of the underwriters, except for the capital securities offered in connection with this offering.

To the extent permitted by applicable law and regulations, BB&T Capital Markets may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the capital securities in market-making transactions, at negotiated prices related to the prevailing market price at the time of sale or otherwise. BB&T Capital Markets may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties. BB&T Capital Markets may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both.

We do not intend to list the capital securities on any securities exchange. Prior to this offering, there has been no public market for the capital securities. The underwriters have advised us that they intend to make a market in the capital securities, but the underwriters are not obligated to do so and may discontinue market making at any time, for any reason and without notice. There can be no assurance that an active market for the capital securities will develop or, if a market does develop, at what prices the capital securities will trade.

The underwriters and their affiliates, from time to time, may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including banking, financial advisory, insurance and investing banking services, for BB&T and its subsidiaries for which they receive customary fees and expenses.

The underwriters may make copies of this prospectus supplement and the accompanying prospectus available over the Internet to certain customers through their respective websites and one or more of the underwriters participating in this offering may distribute the prospectus supplement and accompanying prospectus electronically. The underwriters expect to allocate a portion of the securities for sale to qualified brokerage account holders. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on any such website is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved or endorsed by us or the underwriters in such capacity and should not be relied on by prospective investors.

Expenses (excluding underwriting discounts and commissions) associated with this offering and to be paid by BB&T are estimated to be $500,000.

We and the trust have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

It is expected that delivery of the capital securities will be made against payment therefor on or about August 18, 2005, which is the fifth business day following the date of this prospectus supplement (such settlement cycle being referred to in this prospectus supplement as “T+5”). The ability to settle secondary market trades of the capital securities effected on the date of pricing and the succeeding business day may be affected by T+5 settlement.

LEGAL MATTERS

Certain legal matters will be passed upon for BB&T by Womble Carlyle Sandridge & Rice, PLLC, Charlotte, North Carolina, and for the underwriters by Troutman Sanders LLP, Richmond, Virginia. Troutman Sanders LLP will rely upon Richards, Layton & Finger, P.A., special Delaware counsel to BB&T and the trust, as to matters of Delaware law. Members of Womble Carlyle Sandridge & Rice, PLLC own shares of BB&T’s common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

BB&T CORPORATION

BB&T CAPITAL TRUST I

Trust Preferred Securities

Fully and Unconditionally

Guaranteed By BB&T Corporation

The Trust:

The trust is a Delaware statutory trust. The trust may from time to time:

•	sell trust preferred securities representing undivided beneficial interests in the trust to the public;

•	sell common securities representing undivided beneficial interests in the trust to BB&T Corporation;

•	use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of BB&T Corporation; and

•	distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the trust preferred and common securities.

Distributions:

For each trust preferred security that you own, you will receive cumulative cash distributions at a rate set forth in the applicable prospectus supplement or pricing supplement based upon the liquidation amount of the preferred security. The liquidation amount per trust preferred security will be set forth in the applicable prospectus supplement or pricing supplement. We refer to the common securities, together with the trust preferred securities, as the “trust securities”.

BB&T Corporation:

BB&T Corporation will fully and unconditionally guarantee the payment by the trust of the trust securities based on obligations discussed in this prospectus. This is called the trust securities guarantee.

The initial offering price of the securities that we offer under this prospectus and the prospectus of even date herewith that offers debt securities, common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants and units of BB&T Corporation will not exceed in the aggregate $2,500,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering.

We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest in the securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and a pricing supplement, if any.

These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. These securities involve investment risks, including possible loss of principal.

The offered securities may be offered and sold directly by us or through one or more underwriters or agents. Supplements to this prospectus will set forth the terms of sale of the offered securities and the identity of any underwriter or agent. Any underwriter, dealer or agent participating in any offering of the offered securities may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2005.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	an accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering and sale of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus and the prospectus of even date herewith that offers debt securities, common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants and units of BB&T Corporation in one or more offerings up to a total dollar amount of $2,500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or a pricing supplement. You should read this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “BB&T,” “we,” “us,” “our” or similar references mean BB&T Corporation.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register, among other securities, the offer and sale of securities offered by this prospectus includes exhibits, schedules and additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may inspect and obtain copies of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information filed with the SEC after the date of this prospectus will automatically update and supersede this information. The following documents filed with the SEC are incorporated by reference:

(1)	annual report on Form 10-K for the year ended December 31, 2004;

(2)	quarterly reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005; and

(3)	current reports on Form 8-K filed on January 6, 2005 (under Item 5.02), January 31, 2005 (under Item 5.02), February 28, 2005 (under Item 5.02), February 28, 2005 (under Items 1.01 and 9.01) and July 1, 2005 (under Items 8.01 and 9.01).

Future filings we make with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements, are incorporated by reference in this prospectus (other than information in such future filings deemed, under SEC rules, not to have been filed with the SEC) until we complete the offering of the securities.

We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to: BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Investor Relations, Telephone: (336) 733-3058.

No separate financial statements of the trust are included in this prospectus. BB&T and the trust do not consider that such financial statements would be material to holders of trust preferred securities because the trust is a special purpose entity, has no operating history or independent operations and is not engaged in, and does not propose to engage in, any activity other than holding as trust assets the corresponding junior subordinated debentures of BB&T and issuing the trust securities. Furthermore, taken together, BB&T’s obligations under each series of corresponding junior subordinated debentures, the junior indenture pursuant to which the corresponding junior subordinated debentures will be issued, the related trust agreement, the related expense agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities of the trust. For a more detailed discussion see “The Trust”, “Description of Junior Subordinated Debentures—Corresponding Junior Subordinated Debentures”, “Description of Trust Preferred Securities” and “Description of Guarantees.” In addition, we do not expect that the trust will be filing reports with the SEC under the Securities Exchange Act of 1934, as amended.

Neither we nor the trust have authorized anyone to give any information or make any representation about us that is different from, or in addition to, the representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of our management and on the information available to our management at the time these disclosures were prepared. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following possibilities:

•	competitive pressures among depository and other financial institutions may increase significantly;

•	changes in the interest rate environment may reduce net interest margins and/or the volumes and values of loans made or held as well as the value of other financial assets we hold;

•	general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services;

•	legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged;

•	adverse changes may occur in the securities markets;

•	our competitors may have greater financial resources and develop products that enable them to compete more successfully than we are able to;

•	costs or difficulties related to the integration of our businesses with those of our merger partners may be greater than expected;

•	expected cost savings associated with completed mergers may not be fully realized or realized within the expected time frame; and

•	deposit attrition, customer loss or revenue loss following completed mergers may be greater than expected.

BB&T CORPORATION

General

We are a financial holding company headquartered in Winston-Salem, North Carolina. We conduct our business operations primarily through our commercial bank subsidiaries, which have offices in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana and Washington, D.C. Substantially all of the loans by our bank and non-bank subsidiaries are to businesses and individuals in these market areas. Our principal bank subsidiaries are Branch Banking and Trust Company (“Branch Bank”), Branch Banking and Trust Company of South Carolina (“Branch Bank-SC”), Branch Banking and Trust Company of Virginia (“Branch Bank-VA”), collectively the “Subsidiary Banks”, and BB&T Bankcard Corporation. Our principal assets are all of the issued and outstanding shares of common stock of the Subsidiary Banks and our non-bank subsidiaries.

Operating Subsidiaries

The principal operating subsidiaries of BB&T include the following:

•	Branch Banking and Trust Company, Winston-Salem, North Carolina

•	Branch Banking and Trust Company of South Carolina, Greenville, South Carolina

•	Branch Banking and Trust Company of Virginia, Richmond, Virginia

•	BB&T Bankcard Corporation, Columbus, Georgia

•	Scott & Stringfellow, Inc., Richmond, Virginia

•	Regional Acceptance Corporation, Greenville, North Carolina

•	BB&T Factors Corporation, High Point, North Carolina

•	Sheffield Financial LLC, Clemmons, North Carolina

•	MidAmerica Gift Certificate Company, Louisville, Kentucky

Branch Bank

Branch Bank, our largest subsidiary, was chartered in 1872 and is the oldest bank headquartered in North Carolina. As of June 30, 2005, Branch Bank operated banking offices in the following geographic markets:

States	Offices
North Carolina	333
Maryland	127
Georgia	118
Kentucky	97
Florida	89
West Virginia	80
Tennessee	47
District of Columbia	9
Alabama	2
Indiana	1

Total	903

Branch Bank provides a wide range of banking and trust services for retail and commercial clients in its geographic markets, including small and mid-size businesses, public agencies, local governments and individuals. Branch Bank’s principal operating subsidiaries include:

•	BB&T Leasing Corporation, based in Charlotte, North Carolina, which provides lease financing to commercial businesses and municipal governments;

•	BB&T Investment Services, Inc., a registered broker-dealer located in Charlotte, North Carolina, which offers clients non-deposit investment alternatives, including discount brokerage services, fixed-rate and variable-rate annuities, mutual funds and government and municipal bonds;

•	BB&T Insurance Services, Inc., headquartered in Raleigh, North Carolina, which offers property and casualty, life, health, employee benefits, commercial general liability, surety, title and other insurance products through its agency network;

•	Stanley, Hunt, DuPree & Rhine, Inc., with dual headquarters in Greensboro, North Carolina and Greenville, South Carolina, which offers group medical plans, insurance and investment consulting and actuarial services;

•	Prime Rate Premium Finance Corporation, Inc., located in Florence, South Carolina, which provides insurance premium financing primarily to clients in BB&T’s geographic markets;

•	Laureate Capital, LLC, located in Charlotte, North Carolina, which specializes in arranging and servicing commercial mortgage loans;

•	Lendmark Financial Services, Inc., located in Conyers, Georgia, which offers alternative consumer and mortgage loans to clients unable to meet BB&T’s normal credit and mortgage loan underwriting guidelines;

•	CRC Insurance Services, Inc., based in Birmingham, Alabama, which is a wholesale insurance broker authorized to do business nationwide; and

•	McGriff, Seibels & Williams, Inc., based in Birmingham, Alabama, which is authorized to do business nationwide and specializes in providing insurance products on an agency basis to large commercial and energy clients, including many Fortune 500 companies.

Branch Bank-SC, Branch Bank-VA and BB&T Bankcard Corporation

Branch Bank-SC provides a wide range of banking and trust services to retail and commercial clients, including small and mid-size businesses, public agencies, local governments and individuals through 98 banking offices (as of June 30, 2005) located in the State of South Carolina. Branch Bank-VA offers a full range of commercial and retail banking services through 406 banking offices (as of June 30, 2005) located in the Commonwealth of Virginia. BB&T Bankcard Corporation is a special purpose credit card bank.

Major Non-Bank Subsidiaries

We also have a number of non-bank subsidiaries, including:

•	Scott & Stringfellow, Inc., which is a registered investment banking and full-service brokerage firm that provides services in retail brokerage, equity and debt underwriting, investment advice, corporate finance and equity research; and facilitates the origination, trading and distribution of fixed-income securities and equity products in both the public and private capital markets. It also has a public finance department that provides investment banking, financial advisory services and debt underwriting services to a variety of regional tax-exempt issuers;

•	Regional Acceptance Corporation, which specializes in indirect financing for consumer purchases of primarily mid-model and late-model used automobiles;

•	BB&T Factors Corporation, which buys and manages account receivables primarily in the furniture, textile and home furnishings-related industries;

•	Sheffield Financial LLC, which specializes in loans to individuals and small commercial lawn care businesses across the country for the purchase of outdoor power equipment and power sport equipment; and

•	MidAmerica Gift Certificate Company, which specializes in the issuance and sale of retail gift certificates and giftcards through a nationwide network of authorized mall agents.

Services

The primary services offered by our subsidiaries include:

•	small business lending

•	commercial middle market lending

•	real estate lending

•	retail lending

•	home equity lending

•	sales finance

•	home mortgage lending

•	commercial mortgage lending

•	leasing

•	asset management

•	retail and wholesale agency insurance

•	institutional trust services

•	wealth management / private banking

•	investment brokerage services

•	capital markets services

•	factoring

•	asset-based lending

•	international banking services

•	treasury services

•	electronic payment services

•	credit and debit card services

•	consumer finance

•	payroll processing

THE TRUST

The trust is a statutory trust formed under Delaware law pursuant to a trust agreement signed by BB&T, as depositor of the trust, the property trustee, the Delaware trustee and the administrative trustees (each as defined below), and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of the trust will be amended and restated in its entirety (as so amended and restated, the “trust agreement”) prior to the issuance of trust preferred securities by the trust. The trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

The trust exists for the exclusive purposes of:

•	issuing the trust preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

•	investing the gross proceeds of the trust preferred securities and the common securities, together the “trust securities,” in junior subordinated debentures issued by BB&T; and

•	engaging in only those activities necessary or incidental thereto.

All of the common securities will be directly or indirectly owned by us. The common securities of the trust will rank equally, and payments will be made pro rata, with the trust preferred securities of the trust, except that upon an event of default under the trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire common securities of the trust in an aggregate liquidation amount equal to at least three percent of the total capital of the trust.

The trust’s business and affairs will be conducted by its trustees, each appointed by BB&T as holder of the common securities. The trustees of the trust will be U.S. Bank National Association, a national banking association, as the property trustee (the “property trustee”), Wilmington Trust Company, as the Delaware trustee (the “Delaware trustee”) and two individual trustees (the “administrative trustees”) who are employees or officers of, or affiliated with, BB&T. U.S. Bank National Association, as property trustee, will act as sole trustee under the trust agreement for purposes of compliance with the Trust Indenture Act. U.S. Bank National Association also will act as trustee under the guarantees and the junior subordinated indenture. See “Description of Guarantees” and “Description of Junior Subordinated Debentures.”

The holder of the common securities of the trust, or the holders of a majority in liquidation amount of the trust’s trust preferred securities if an event of default under the trust agreement has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities.

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the trust has a term of approximately 50 years, but may be terminated earlier as provided in the trust agreement.

BB&T will pay all fees and expenses related to the trust and the offering of trust securities.

The principal executive office of the trust is c/o BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101, telephone number (336) 733-2000.

REASON FOR TRANSACTION

Historically, issuer trusts that issued capital securities have been consolidated by their parent companies and the accounts of such issuer trusts have been included in the consolidated financial statements of such parent companies. However, in January 2003, FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” or FIN 46, which provides guidance for determining when an entity should consolidate another entity that meets the definition of a variable interest entity. FIN 46 requires a variable interest entity to be consolidated if the company will absorb a majority of the expected losses, will receive a majority of the expected residual returns, or both. FIN 46 was effective immediately for interests in variable interest entities acquired after January 31, 2003, and, as originally issued, was effective in the first interim period after June 15, 2003 to interests in variable interest entities acquired before February 1, 2003. As of October 9, 2003, the FASB deferred compliance with FIN 46 from July 1, 2003 to the first period ending after December 15, 2003 for variable interest entities created prior to February 1, 2003. BB&T adopted FIN 46 in December 2003 and de-consolidated five trusts formed for the purpose of issuing capital securities at that time, two of which issuances of capital securities were called and are no longer outstanding. For financial reporting purposes, BB&T treats the trusts, and will treat the trust, as unconsolidated subsidiaries and report the aggregate principal amount of the junior subordinated debentures BB&T issues to the various trusts as liabilities, record the assets related to the cash and common securities received from the trusts in BB&T’s consolidated balance sheet and report interest payable on the junior subordinated debentures as an interest expense in BB&T’s consolidated statements of operations.

BB&T is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. BB&T expects that the trust preferred securities will be treated as “Tier 1 capital” of BB&T under the Federal Reserve Board’s capital guidelines. Since 1996, it has been the position of the Federal Reserve that certain qualifying amounts of cumulative preferred stock instruments having the characteristics of the trust preferred securities could be included as Tier 1 capital for bank holding companies; however, capital received from the sale of such cumulative preferred stock instruments, including the trust preferred securities, cannot constitute, as a whole, more than 25% of total Tier 1 capital. On March 1, 2005, the Federal Reserve Board adopted a final rule that amended its risk-based capital standards. The amended standards provide that “qualifying trust preferred securities” shall continue to be included in Tier 1 capital subject to stricter quantitative limits within Tier 1 capital. These new amended standards will not become effective until March 31, 2009. Because BB&T intends to treat the trust preferred securities as Tier 1 capital and, under current United States federal tax law, will receive a tax deduction for interest in respect of the junior subordinated debentures, the issuance of the trust preferred securities is a cost-effective method of raising capital on an after-tax basis.

USE OF PROCEEDS

The trust will use the proceeds from the sale of the trust preferred securities to acquire junior subordinated debentures issued by BB&T. BB&T intends to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement or pricing supplement relating to a specific issue of securities. Our general corporate purposes may include repurchasing shares of our common stock, acquisitions of other companies, and extending credit to, or funding investments in, our subsidiaries and such other purposes indicated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries’, funding requirements and the availability of other funds. Pending our use of the net proceeds from the sale of any of the trust’s securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The consolidated ratios of earnings to fixed charges for BB&T and its subsidiaries for the periods indicated below were as follows:

	Six Months Ended June 30,				Year Ended December 31,
	2005		2004		2004		2003		2002		2001		2000
	(unaudited)				(audited)
Earnings to fixed charges:
Including interest on deposits	2.34	x	2.91	x	2.88	x	2.24	x	2.05	x	1.56	x	1.39	x
Excluding interest on deposits	4.30	x	5.75	x	5.62	x	3.94	x	3.52	x	2.56	x	2.12	x

For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items and cumulative effects of changes in accounting principles plus income taxes and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, represent interest (other than on deposits, but including capitalized interest), one-third of rents (the proportion representative of the interest factor) and all amortization of debt issuance costs. Fixed charges, including interest on deposits, represent all interest (including interest on deposits and capitalized interest), one-third of rents (the proportion representative of the interest factor) and all amortization of debt issuance costs.

As of the date of this prospectus, we have no preferred stock outstanding.

REGULATORY CONSIDERATIONS

As a financial holding company, BB&T is subject to regulation under the Bank Holding Company Act of 1956, as amended, and the examination and reporting requirements of the Board of Governors of the Federal Reserve System. For a discussion of the material elements of the regulatory framework applicable to financial holding companies and their subsidiaries and specific information relevant to BB&T, please refer to our annual report on Form 10-K for the fiscal year ended December 31, 2004, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of account holders. As a result of this regulatory framework, our results may be affected by actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation (which insures the deposits of our Subsidiary Banks within certain limits and regulates our Subsidiary Banks) and the SEC (which regulates the activities of certain subsidiaries engaged in the securities and/or investment advisory business). In addition, our Subsidiary Banks are subject to regulation by state banking authorities.

Depositary institutions, like BB&T’s Subsidiary Banks, are also affected by various federal laws, including those relating to consumer protection. BB&T also has other financial services subsidiaries that are regulated, supervised and examined by the Federal Reserve Board and other state and federal regulatory agencies and self-regulatory organizations. BB&T’s insurance subsidiaries are regulated, supervised and examined by various state insurance authorities.

Changes to federal laws and regulations as well as to the laws and regulations in the states where we and our subsidiaries do business can affect the operating environment of our financial holding company and its subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether legislation will ultimately be enacted, and, if enacted, the ultimate effect that it, or implementing regulations, would have upon our or our subsidiaries’ financial condition or results of operations.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

We may issue junior subordinated debentures from time to time in one or more series under a junior subordinated indenture, as supplemented from time to time, the “junior subordinated indenture,” between us and U.S. Bank National Association, a national banking association, as trustee (the “debenture trustee”). The junior subordinated indenture will be qualified under the Trust Indenture Act, and terms of the junior subordinated debentures will include those stated in the junior subordinated indenture and those made part of the junior subordinated indenture by reference to the Trust Indenture Act.

Set forth below is a description of the general terms of the junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures will be described in the prospectus supplement and, if necessary, the pricing supplement, relating to the particular trust preferred securities being offered.

General

We will issue the junior subordinated debentures as unsecured debt. The junior subordinated debentures will be fully subordinated as set forth in the junior subordinated indenture. See “Subordination.” Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures. The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debentures that may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series. Because we are a holding company, our rights and the rights of our creditors, including the holders of the junior subordinated debentures, to participate in the assets of any of our subsidiaries upon a subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise provided in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, the junior subordinated indenture does not limit the incurrence or issuance by us of other secured or unsecured debt.

The applicable prospectus supplement or pricing supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof;

•	any fixed or variable interest rate or rates per annum;

•	the place where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where the junior subordinated debentures may be presented for registration of transfer or exchange;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the minimum denominations;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

•	any additional or different events of default that apply to any debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	any additional or different covenants that apply to any debt securities of the series;

•	any additions or changes to the junior subordinated indenture necessary to permit the issuance of the junior subordinated debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures and the exchange of such temporary global security for definitive junior subordinated debentures;

•	whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities and the depositary for any such global securities;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of BB&T or a holder to convert or exchange the junior subordinated debentures into trust preferred securities; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

Junior subordinated debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement or pricing supplement.

If a prospectus supplement or pricing supplement specifies that the junior subordinated debentures will be denominated in a currency or currency unit other than United States dollars, such prospectus supplement or pricing supplement shall also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, special United States federal income tax, accounting and other considerations will be described in the applicable prospectus supplement or pricing supplement.

Additional Interest

If at any time the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States or any other taxing authority, then we will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Denominations, Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, we will issue the junior subordinated debentures in registered form only, without coupons. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series of any authorized denominations, of a like principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purposes. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, we or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. If the applicable prospectus supplement or pricing supplement refers to any transfer agent, in addition to the securities registrar initially designated by us with respect to any series of junior subordinated debentures, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment of such series. We may at any time designate additional transfer agents with respect to any series of junior subordinated debentures. We also may designate in the applicable prospectus supplement or pricing supplement the corporate trust department of Branch Bank as an office where the transfer of the registered securities may be registered.

In the event of any redemption, neither we nor the debenture trustee will be required to:

•	issue, register the transfer of, or exchange, junior subordinated debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption and ending at the close of business on the day of mailing of notice of redemption; or

•	transfer or exchange any junior subordinated debentures so selected for redemption except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, we will pay principal and any premium and interest on junior subordinated debentures (other than those in global form) at the office of the debenture trustee in the City of New York or at the office of any paying agent that we may designate from time to time. However, at our option, we may pay any interest by check mailed to the holders of registered junior subordinated debentures at their registered addresses or by transfer to an account maintained by a holder of registered junior subordinated debentures, as specified in the securities register. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debentures are registered on the applicable record date, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent, provided that we at all times maintain a paying agent in each place of payment for each series of junior subordinated debentures. We also may designate in the applicable prospectus supplement or pricing supplement the corporate trust department of Branch Bank as an additional paying agent.

Any amounts deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of any premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after such amounts have become due and payable shall, at our request and subject to applicable escheat law, be repaid to us, and the holder of the junior subordinated debenture will be able to look only to us for payment as a general unsecured creditor.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, we will have the right from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement and, if necessary, such pricing supplement. Such deferral, however, may not extend beyond the stated maturity of such series of junior subordinated debentures. Certain United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement and, if necessary, the applicable pricing supplement.

Redemption

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, the junior subordinated debentures will not be subject to any sinking fund.

Unless otherwise indicated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve (if required), redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement and, if necessary, the applicable pricing supplement, will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, the redemption price for any junior subordinated debenture so redeemed will equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

Except as otherwise specified in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, if a tax event (as defined below) in respect of a series of junior subordinated debentures or an investment company event or capital treatment event (each as defined below) shall occur and be continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve (if required), redeem such series of junior subordinated debentures in whole, but not in part, at any time within 90 days following of the occurrence of such tax event, investment company event or capital treatment event, at a redemption price equal to 100% of the principal amount of such junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement and, if necessary, the applicable pricing supplement.

“Tax event” means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of such trust preferred securities, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures, (ii) interest payable by BB&T on such series of corresponding junior subordinated debentures is not, or within 90 days of the date of such opinion, will not be, deductible by BB&T, in whole or in part, for United States federal income tax purposes, or (iii) the trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Investment company event” means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the trust preferred securities.

“Capital treatment event” means our reasonable determination that, as a result of any amendment to, or changes in (including any proposed change), the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the trust preferred securities under the trust agreement, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the trust preferred securities as “Tier I Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to us.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on such junior subordinated debentures or portions thereof called for redemption.

Restrictions on Certain Payments

If junior subordinated debentures are issued to the trust or the trustee of the trust in connection with the issuance of trust securities by the trust and:

•	there shall have occurred and be continuing an event of default with respect to the junior subordinated debentures of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	we shall be in default relating to our payment of any obligations under the guarantee; or

•	we shall have given notice of our election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•	we shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of our capital stock or make any guarantee payment with respect thereto other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employee benefit plans or any other contractual obligation, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;

•	as a result of an exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

•	any dividend in the form of stock, warrants, options or other rights where such stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; and

•	we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debentures.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture provides that we may not consolidate with, or merge into, any other corporation or convey or transfer our properties and assets substantially as an entirety unless:

•	the successor entity is a corporation, partnership or trust organized in the United States and expressly assumes our obligations under the junior subordinated indenture;

•	after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the junior subordinated indenture; and

•	certain other conditions as prescribed by the junior subordinated indenture are met.

The covenants contained in the indenture would not necessarily protect holders of the junior subordinated debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Events of Default, Waiver and Notice

The junior subordinated indenture provides that the following are events of default relating to the junior subordinated debentures:

•	default in the payment of the principal of, or premium, if any, on, any junior subordinated debentures at maturity;

•	default for 30 days in the payment of any installment of interest (not otherwise subject to a deferral during an extension period) on any junior subordinated debentures;

•	default for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debentures;

•	default in the payment of interest for ten or more consecutive semi-annual periods; and

•	specified events of bankruptcy, insolvency or reorganization of BB&T.

If an event of default under the junior subordinated indenture shall occur due to a default in the payment of interest for ten or more consecutive semi-annual periods and be continuing, either the debenture trustee or the holders of not less than 25 percent in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately. If the holders of junior subordinated debentures fail to make such declaration, the holders of at least 25 percent in aggregate liquidation amount of the related trust preferred securities shall have such right. If an event of default under the junior subordinated debentures shall occur due to bankruptcy, insolvency or reorganization of BB&T, the principal amount of the junior subordinated debentures shall automatically and without any declaration or other action on the part of the debenture trustee or any holder, become due and payable.

The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default. If the holders of junior subordinated debentures fail to annul such declaration and waive such default, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have such right.

The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may waive any default, except a default in payment of principal or interest, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee, or a default in respect of a covenant or provision that under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture. If the holders of junior subordinated debentures fail to waive such default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have the right to waive such default.

The holders of a majority in principal amount of the junior subordinated debentures of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the junior subordinated indenture.

We are required to furnish to the debenture trustee an annual statement as to the performance of our obligations under the junior subordinated indenture and as to any default in such performance.

If a debenture event of default shall have occurred due to a default in the payment of interest for ten or more consecutive semi-annual periods and be continuing, the property trustee will have the right to declare the principal of, and the interest on, the corresponding junior subordinated debentures and any other amounts payable under the junior subordinated indenture, to be due and payable, and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debentures.

Distribution of the Junior Subordinated Debentures

As will be more fully outlined in the applicable prospectus supplement or pricing supplement in connection with circumstances involving the dissolution of a trust (provided that any required regulatory approval is obtained), junior subordinated debentures will be distributed to the holders of the trust securities in liquidation of that trust. See “Description of Trust Preferred Securities—Liquidation Distribution upon Dissolution.”

Modification of Junior Subordinated Indenture

From time to time we and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•	evidencing the succession of another entity to BB&T;

•	conveying, transferring, assigning, mortgaging or pledging any property to or with the debenture trustee or surrendering any right or power conferred upon BB&T in the junior subordinated indenture;

•	adding to the covenants of BB&T for the benefit of other holders of all or any series of securities;

•	adding any additional events of default for the benefit of other holders of all or any series of securities;

•	curing ambiguities, defects or inconsistencies without materially and adversely affecting the rights of the holders of the junior subordinated debentures or the related trust preferred securities;

•	evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the securities of one or more series and adding to or changing any of the provisions of the indenture as shall be necessary to provide for, or facilitate the administration of, the trust under the indenture by more than one trustee;

•	qualifying the junior subordinated indenture under the Trust Indenture Act; and

•	changing or eliminating any of the provisions of the junior subordinated indenture, provided that any such change or elimination shall not apply to any outstanding securities, or shall become effective only when there is no security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision.

We and the debenture trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the outstanding junior subordinated debentures. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected thereby:

•	modify the payment terms of the junior subordinated debentures; or

•	reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by us with any covenant or past default.

If the junior subordinated debentures are held by the trust or the trustee of the trust, no modification may be made that adversely affects the holders of the related trust preferred securities, no termination of the junior subordinated indenture may occur, and no waiver of any event of default or compliance with any covenant will be effective without the prior consent of a majority in liquidation preference of trust preferred securities of the trust. If the consent of the holder of each outstanding junior subordinated debenture is required, no modification shall be effective without the prior consent of each holder of related trust preferred securities.

In addition, we and the debenture trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debentures.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and such event of default is the result of our failure to pay interest or principal on the corresponding junior subordinated debentures when due, a holder of related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on such corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities. We may not amend the junior subordinated indenture to remove this right without the prior written consent of the holders of all of the trust preferred securities outstanding. If such right is removed, the trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set off any payment made by us to such holder of trust preferred securities in connection with any such direct action.

The holders of the trust preferred securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph unless there shall have been an event of default under the trust agreement. See “Description of Trust Preferred Securities—Events of Default; Notice.”

Defeasance and Discharge

The junior subordinated indenture provides that when:

•	all junior subordinated debentures not previously delivered to the debenture trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year,

•	we deposit with the debenture trustee, in trust, funds sufficient to pay all the principal of, and interest and premium, if any, on the junior subordinated debentures when such payments are due,

•	we have paid all other sums payable under the indenture by us, and

•	we have delivered to the debenture trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture have been complied with, then the junior subordinated indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Conversion or Exchange

The junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into trust preferred securities of another series, on the terms provided in the applicable prospectus supplement or pricing supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debentures would be calculated as of a time and in the manner stated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement.

Subordination

The junior subordinated indenture contains a covenant by us that any junior subordinated debentures issued thereunder will be subordinate and junior in right of payment to all senior debt (as defined below) to the extent provided therein. If we make any payment or distribution of our assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of senior debt will first be entitled to receive payment in full of principal of, and premium and interest, if any, on, such senior debt before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of, and premium and interest, if any, on, the junior subordinated debentures. However, holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of such senior debt would require holders to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of our business.

In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of, or premium or interest, if any, on, the junior subordinated debentures. However, the holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of such senior debt would require holders to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of BB&T’s business.

No payments on accounts of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding is pending with respect to any such default.

“Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•	every obligation of such person issued or assumed as the deferred purchase price of property or services, other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of such person;

•	every obligation of such person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

•	every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

“Senior indebtedness” means the principal of, and premium and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not such claim for post-petition interest is allowed in such proceeding, on, debt, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the junior subordinated debentures or to other debt that is equal or subordinated to the junior subordinated debentures, other than:

•	any debt of BB&T which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to BB&T;

•	any debt of BB&T to any of its subsidiaries;

•	any debt to any of our employees;

•	any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business; and

•	any other debt securities issued pursuant to the junior subordinated indenture.

The junior subordinated indenture places no limitation on the amount of senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

The junior subordinated indenture provides that any of the subordination provisions described above that relate to any particular issue of junior subordinated debentures may be changed prior to issuance. Any such change would be described in the applicable prospectus supplement or pricing supplement.

Governing Law

The junior subordinated indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

The Debenture Trustee

The debenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debentures unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured it.

Corresponding Junior Subordinated Debentures

BB&T may issue one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities, the “corresponding junior subordinated debentures.” In each such instance, concurrently with the issuance of the trust’s trust preferred securities, the trust will invest the proceeds thereof and the consideration paid by us for the common securities in the series of corresponding junior subordinated debentures issued by us to the trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of the trust and will rank equally with all other series of junior subordinated debentures. Holders of the related trust preferred securities for a series of corresponding junior subordinated debentures will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of debenture events of default as described under “—Modification of Junior Subordinated Indenture,” “—Events of Default, Waiver and Notice” and “—Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, if a tax event relating to the trust shall occur and be continuing, we may, at our option and subject to prior approval of the Federal Reserve (if required), redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such tax event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such corresponding junior subordinated debentures are then redeemable at our option. The redemption price for any corresponding junior subordinated debentures shall be equal to 100% of the principal amount of such corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the trust is the holder of all the outstanding corresponding junior subordinated debentures of such series, the proceeds of any such redemption will be used by the trust to redeem the corresponding trust securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of such series for all interest proceeds terminating on or prior to the date of redemption.

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, we will covenant, as to each series of corresponding junior subordinated debentures:

•	to directly or indirectly maintain 100% ownership of the common securities of the trust unless a permitted successor succeeds to ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate any trust (with the prior approval of the Federal Reserve, if required):

•	in connection with a distribution of corresponding junior subordinated debentures to the holders of the trust preferred securities in exchange therefor upon liquidation of the trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the trust agreement; and

•	to use our reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The trust preferred securities will be issued pursuant to the terms of an amended and restated trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The property trustee, U.S. Bank National Association, a national banking association, will act as trustee for the trust preferred securities under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the trust preferred securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

Set forth below is a summary of the material terms and provisions of the trust preferred securities. This summary, which describes the material provisions of the trust preferred securities, is not intended to be complete and is qualified by the trust agreement, the form of which is filed as an exhibit to the registration statement which contains this prospectus supplement, the Delaware Statutory Trust Act and the Trust Indenture Act.

General

The declaration authorizes the trustees to issue the trust securities on behalf of the trust. The trust securities represent undivided beneficial interests in the assets of the trust. We will own, directly or indirectly, all of the common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities. However, if an event of default under the trust agreement occurs and is continuing, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the trust preferred securities.

The trust agreement does not permit the trust to issue any securities other than the trust securities or to incur any indebtedness. Under the trust agreement, the property trustee will own the junior subordinated debentures purchased by the trust for the benefit of the holders of the trust securities. The guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a subordinated basis with respect to the related trust securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when the trust does not have funds on hand available to make such payments. See “Descriptions of Guarantees.”

Distributions

Distributions on the trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on such dates as specified in the applicable prospectus supplement and, if necessary, the applicable pricing supplement.

In the event that any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay, except that, if such business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month. Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement or pricing supplement.

If provided in the applicable prospectus supplement or pricing supplement, we have the right under the junior subordinated indenture to defer the payment of interest on any series of the corresponding junior subordinated debentures for up to a number of consecutive interest payment periods that will be specified in the applicable prospectus supplement or pricing supplement, relating to such series (an “extension period”); provided, however, that no extension period may extend beyond the stated maturity of the corresponding junior subordinated debentures.

As a consequence of any such deferral, distributions on the related trust preferred securities would be deferred, but would continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement or pricing supplement for such trust preferred securities during any extension period. If we exercise our deferral right, then during any extension period, we may not:

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally in all respects with, or junior in interest to, the junior subordinated debentures of such series; or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period,

•	as a result of an exchange or conversion of any class or series of our capital stock or any capital stock of our subsidiaries, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged,

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto, or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with, or junior to, such stock.

The revenue of the trust available for distribution to holders of its trust preferred securities will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its trust securities. See “Description of Junior Subordinated Debentures—Corresponding Junior Subordinated Debentures.” If we do not make interest payments on such corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related trust preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, is guaranteed by us on the basis set forth under “Description of Guarantees.”

Distributions on the trust preferred securities will be payable to the holders thereof as they appear on the register of the trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant date of distribution. Subject to any applicable laws and regulations and the provisions of the trust agreement, each such payment will be made as described under “Book-Entry Issuance.” In the event any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities shall be the date at least 15 days prior to the relevant date of distribution, as specified in the applicable prospectus supplement or pricing supplement.

Redemption or Exchange

Mandatory Redemption

Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee, upon not less than 30 nor more than 60 days’ notice, shall apply the proceeds from such repayment or redemption to redeem a like amount (as defined below) of the trust securities at a redemption price (the “redemption price”) equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions up to the date of redemption (the “redemption date”) and the related amount of the premium, if any, paid by us upon the concurrent redemption of such corresponding junior subordinated debentures. See “Description of Junior Subordinated Debentures—Redemption.” If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption, including the premium, if any, will be allocated pro rata to the redemption of the related trust preferred securities and the common securities.

To the extent provided in the applicable prospectus supplement, we will have the right to redeem any series of corresponding junior subordinated debentures:

•	on or after such date as may be specified in the applicable prospectus supplement or pricing supplement, in whole at any time or in part from time to time; or

•	at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of prior approval by the Federal Reserve (if required). See “Description of Junior Subordinated Debentures—Redemption.”

If any tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities shall occur and be continuing, we will have the right to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of such trust preferred securities and common securities in whole, but not in part, at the redemption price within 90 days of the occurrence of such event. In the event a tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities has occurred and is continuing and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of such trust preferred securities and common securities or to dissolve the related trust and cause the corresponding junior subordinated debentures to be distributed to holders of such trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, such trust preferred securities will remain outstanding.

“Like amount” means:

•	with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount (as defined below) equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

•	with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of the trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding junior subordinated debentures would be distributed.

“Liquidation amount” means the stated amount per trust security as set forth in the applicable prospectus supplement or pricing supplement.

Distribution of Corresponding Junior Subordinated Debentures

We will have the right at any time to liquidate the trust and cause the junior subordinated debentures to be distributed to the holders of the trust securities. This may require the prior approval of the Federal Reserve Board. If the corresponding junior subordinated debentures are distributed to the holders of the trust preferred securities, we have the right at any time to dissolve the trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause such corresponding junior subordinated debentures in respect of the related trust preferred securities and common securities issued by the trust to be distributed to the holders of such related trust preferred securities and common securities in exchange therefor upon liquidation of the trust.

After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of trust preferred securities:

•	such series of trust preferred securities will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of such series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon such distribution; and

•	any certificates representing such series of trust preferred securities not held by The Depository Trust Company (“DTC”) or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of such series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of trust preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

We cannot make any assurances as to the market prices for the trust preferred securities or the corresponding junior subordinated debentures that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of the trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Redemption Procedures

Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the trust has funds on hand available for the payment of such redemption price. See also “—Subordination of Common Securities.”

If the trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities. See “Global Securities—Book-Entry, Delivery and Form.” If such trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such trust preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such trust preferred securities.

Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•	all rights of the holders of such trust preferred securities will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on such redemption price; and

•	such trust preferred securities will cease to be outstanding.

In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, and without any interest or any other payment in respect of any such delay, except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under “Description of Guarantees,” distributions on such trust preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, United States federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities in the open market or by private agreement.

Payment of the redemption price on the trust preferred securities and any distribution of corresponding junior subordinated debentures to holders of trust preferred securities will be made to the applicable recordholders as they appear on the register for such trust preferred securities on the relevant record date, which shall be one business day prior to the relevant redemption date or liquidation date, as applicable. However, if any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement or pricing supplement.

If less than all of the trust preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such trust preferred securities and common securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes. The property trustee will select the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption, using any method that the property trustee deems fair and appropriate, including the selection for redemption of portions of the liquidation amount of trust preferred securities in the minimum amounts that are specified in the applicable prospectus supplement or pricing supplement. The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, the trust’s trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and common securities. If, however, on any distribution date or redemption date a debenture event of default shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the trust’s outstanding trust preferred securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust’s trust preferred securities then due and payable.

In the case of any event of default under the trust agreement resulting from a debenture event of default, as holder of the trust’s common securities we will be deemed to have waived any right to act with respect to any such event of default under the trust agreement until the effects of all such events of default have been cured, waived or otherwise eliminated. Until all events of default under the trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such trust preferred securities and not on our behalf, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to the trust agreement, the trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of BB&T;

•	the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to dissolve the trust, subject to our having received prior approval of the Federal Reserve, if required;

•	redemption of all of the trust’s trust preferred securities as described under “—Redemption or Exchange—Mandatory Redemption;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

If an early dissolution occurs as described above, the trustees will liquidate the trust as expeditiously as possible by distributing to the holders of such trust securities, after satisfaction of liabilities to creditors of the trust as provided by applicable law, a like amount of the corresponding junior subordinated debentures. If the property trustee determines that such distribution is not practical, then the holders will be entitled to receive, out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of trust preferred securities, the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment, the “liquidation distribution.” If the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities shall be paid on a pro rata basis. The holders of the trust’s common securities will be entitled to receive certain distributions upon any such liquidation pro rata with the holders of its trust preferred securities, except that if certain debenture events of default have occurred and are continuing, the trust preferred securities shall have a priority over the common securities.

Events of Default; Notice

Any one of the following events constitutes an event of default under the trust agreement, a “trust event of default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of a debenture event of default with respect to the corresponding junior subordinated debentures held by the trust, a “debenture event of default” (see “Description of Junior Subordinated Debentures—Events of Default, Waiver and Notice”); or

•	the default by the property trustee in the payment of any distribution on any trust security of the trust when such becomes due and payable, and continuation of such default for a period of 30 days; or

•	the default by the property trustee in the payment of any redemption price of any trust security of the trust when such becomes due and payable; or

•	the default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty of default in the performance of which, or the breach of which, is dealt with above, and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to us and the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities of the trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within the 90 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of such event of default to the holders of the trust preferred securities, the administrative trustees and to us, as depositor, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement and advise them of any defaults.

If a debenture event of default with respect to the corresponding junior subordinated debentures held by the trust has occurred and is continuing, the trust preferred securities of the trust shall have a preference over the trust’s common securities as described above. See “—Subordination of Common Securities” and “—Liquidation Distribution Upon Termination.” The existence of a debenture event of default does not entitle the holders of trust preferred securities to accelerate the maturity.

Removal of Trustees

Unless a debenture event of default shall have occurred and be continuing, any trustee may be removed at any time by us, as the holder of the common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

Unless a debenture event of default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, with respect to all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the trust agreement. The trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if any one of the following events occur:

•	such successor entity either:

•	expressly assumes all of the obligations of the trust with respect to the trust preferred securities, or

•	substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, the “successor securities,” so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise; or

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures; or

•	the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed, if any; or

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities to be downgraded by any nationally recognized statistical rating organization; or

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect; or

•	such successor entity has a purpose substantially identical to that of the trust; or

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect, and

•	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act; or

•	we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the trust may not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under “Description of Guarantees—Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of the trust preferred securities will have no voting rights.

We and the administrative trustees may amend the trust agreement and may require the property trustee to join in such amendment without the consent of the holders of the trust preferred securities, unless such amendment will materially and adversely affect the interests of any holder of trust preferred securities to:

•	cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which may not be inconsistent with the other provisions of the trust agreement; or

•	modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act.

We, the administrative trustees and the property trustee, may amend the trust agreement with:

•	the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities; and

•	receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

Without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified dates; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

So long as the property trustee holds any corresponding junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:

•	direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the property trustee with respect to such corresponding junior subordinated debentures;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding junior subordinated debentures is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debentures, where such consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel its trust preferred securities in accordance with the trust agreement.

Any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of any vote or consent of the holders of trust preferred securities under any of the circumstances described above, be treated as if they were not outstanding.

Payment and Paying Agency

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to us and to the property trustee. In the event that the property trustee shall no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and to us, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of an event of default, the property trustee undertakes to perform only the duties that are specifically set forth in the trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust preferred securities unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of trust preferred securities are entitled under the trust agreement to vote, then the property trustee may take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Trust Expenses

Pursuant to the trust agreement, we, as depositor, agree to pay:

•	all debts and other obligations of the trust (other than with respect to the trust preferred securities);

•	all costs and expenses of the trust (including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of the trust); and

•	any and all taxes and costs and expenses with respect thereto (other than United States withholding taxes) to which the trust might become subject.

Governing Law

The trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding junior subordinated debentures will be treated as indebtedness of BB&T for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

COMMON SECURITIES

In connection with the issuance of trust preferred securities, the trust will issue one series of common securities having the terms, including distributions, redemption, voting and liquidation rights, set forth in the applicable prospectus supplement or pricing supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except that, upon certain events of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in limited circumstances, the common securities of the trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of the trust.

DESCRIPTION OF GUARANTEES

Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust securities when we issue trust securities. The trust securities guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association, a national banking association, will act as the guarantee trustee for purposes of the Trust Indenture Act. The guarantee trustee will hold the trust securities guarantee for the benefit of the holders of the trust securities.

General

Pursuant to and to the extent set forth in the trust securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust securities, to the extent the trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any trust securities called for redemption by the trust; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of trust securities or the redemption of all of the trust securities, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust securities to the date of payment, and

•	the amount of assets of the trust remaining for distribution to holders of the trust securities in liquidation of the trust.

The redemption price and liquidation amount will be fixed at the time the trust securities are issued.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust securities or by causing the trust to pay such amounts to such holders.

The trust securities guarantee will not apply to any payment of distributions except to the extent the trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debentures purchased by a trust, the trust will not pay distributions on the trust securities and will not have funds available for such payments. See “—Status of the Guarantee.” Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement or pricing supplement, the trust securities guarantee does not limit the incurrence or issuance by us of other secured or unsecured debt.

The trust securities guarantee, when taken together with our obligations under the junior subordinated debentures, the related indenture and the trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the trust, other than those relating to trust securities, will provide a full and unconditional guarantee, on a subordinated basis, of payments due on the trust securities.

Pursuant to the trust securities guarantee, we have agreed to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the trust preferred securities, except that upon an event of default under the indenture, holders of trust preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Guarantee

The guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated indenture; and

•	equally with all other trust security guarantees that we issue.

The guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. The guarantee will be held for the benefit of the holders of the related trust securities. The guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the junior subordinated debentures.

Amendments and Assignment

The trust securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding trust securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of trust securities. All guarantees and agreements contained in the trust securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust securities then outstanding.

Termination of the Guarantee

The trust securities guarantee will terminate upon full payment of the redemption price of all trust securities, upon distribution of the junior subordinated debentures to the holders of the trust securities or upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of the trust. The trust securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust securities is required to repay any sums paid under the trust securities or the trust securities guarantee.

Events of Default

An event of default under the trust securities guarantee will occur if we fail to perform any payment or other obligations under the guarantee.

The holders of a majority in liquidation amount of the trust securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of trust securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the trust securities guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants applicable to us and to them under the trust securities guarantee and advise them of any defaults.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to the trust securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the trust securities guarantee. Following the occurrence of a default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust securities guarantee at the request of any holder of trust securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee, the property trustee and their respective affiliates in the ordinary course of business.

Governing Law

The trust securities guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND GUARANTEES

As set forth in the trust agreement, the sole purpose of the trust is to issue the trust securities and to invest the proceeds in the junior subordinated debentures.

As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•	the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

•	under the junior subordinated indenture, we will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trust, other than those relating to the trust securities; and

•	the trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on the trust securities to the extent described in this prospectus. If we do not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the trust securities. The trust securities guarantee is a subordinated guarantee in relation to the trust securities. The trust securities guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions. See “Description of Guarantees.”

We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture against any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

The trust securities guarantee covers the payment of distributions and other payments on the trust securities only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated debentures. The trust securities guarantee, when taken together with our obligations under the junior subordinated debentures, the indenture and the trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the trust securities.

If we fail to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the trust agreement allows the holders of the trust securities to direct the property trustee to enforce its rights under the junior subordinated debentures. A holder of trust securities may institute a direct action if a trust agreement event of default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debentures when due. A direct action may be brought without first (1) directing the property trustee to enforce the terms of the junior subordinated debentures or (2) suing us to enforce the property trustee’s rights under the junior subordinated debentures. In connection with such direct action, we will be subrogated to the rights of such holder of trust securities under the trust agreement to the extent of any payment made by us to such holder of trust securities. Consequently, we will be entitled to payment of amounts that a holder of trust securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the trust.

We acknowledge that the guarantee trustee will enforce the trust securities guarantee on behalf of the holders of the trust securities. If we fail to make payments under the trust securities guarantee, the holders of the trust securities may direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the trust securities guarantee, any holder of trust securities may directly sue us to enforce the guarantee trustee’s rights under the trust securities guarantee. A holder of trust securities may also directly sue us to enforce such holder’s right to receive payment under the trust securities guarantee. In either case, such holder need not first (1) direct the guarantee trustee to enforce the terms of the trust securities guarantee or (2) sue the trust or any other person or entity.

A default or event of default under any of our senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of a payment default under, or acceleration of, our senior debt, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until such senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

We believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust securities. See “Description of Guarantees—General.”

Limited Purpose of Trust

The trust securities evidence a beneficial interest in the trust and the trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in corresponding junior subordinated debentures issued by BB&T. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of, and interest accrued on, corresponding junior subordinated debentures held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding up or liquidation of the trust involving the liquidation of the corresponding junior subordinated debentures, after satisfaction of liabilities to creditors of the trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by the trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of BB&T, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of BB&T, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust (other than the trust’s obligations to the holders of its trust preferred securities), the positions of a holder of such trust preferred securities and a holder of such corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC, Clearstream, Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the relevant pricing supplement, we and the trust anticipate that trust preferred securities will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the relevant pricing supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC, and global securities will be registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as participants in DTC. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the pricing supplement, investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream Banking, société anonyme, or “Clearstream,” formerly Cedelbank, or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear.” Investors may hold their interests in the securities directly if they are participants in such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise mentioned in the relevant prospectus supplement or pricing supplement, Citibank, N.A. will act as depositary for Clearstream and J.P. Morgan Chase Bank will act as depositary for Euroclear. We refer to Citibank and J.P. Morgan Chase in these capacities as the “U.S. Depositaries.” Beneficial interests in the global securities will be held in authorized denominations of such securities. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us and the trust that it is unwilling or unable to continue as depositary for that global security and the trust does not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the trust does not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	the trust in its sole discretion determines that that global security will be exchangeable for definitive securities in registered form and notifies the trustee of our decision; or

•	an event of default with respect to the securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations of such securities in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

If applicable, the trust will make payments with respect to all securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the securities represented by global securities. Accordingly, we, the trust, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global security;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to these beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriter will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the securities represented by that global security for all purposes of the securities. Owners of beneficial interests in the securities will not be entitled to have securities registered in their names. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of these securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

We understand that, under existing industry practices, if we or the trust request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934, as amended.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interacts with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing, and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear Clearance Systems plc, a Belgian corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through, or maintain a custodial relationship with, a Euroclear Participant either directly or indirectly.

The Euroclear Operator is a Belgian bank that is regulated by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to in this prospectus as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from

Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

The Euroclear Operator has advised us that under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-proprietary right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator’s records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would then have the right under Belgian law only to the return of their pro rata share of the amount of interests in securities actually on deposit.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interest in securities on its records.

Global Clearance and Settlement Procedures

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits with respect to securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we, the trust nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

PLAN OF DISTRIBUTION

We and the trust may sell securities to or through underwriters, including broker dealer affiliates of BB&T, to be designated at various times, and also may sell securities to dealers, directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The trust preferred securities will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for these securities.

This prospectus, the related prospectus supplement and, if necessary, the related pricing supplement, may be used by our broker dealer affiliates for offers and sales related to market-making transactions in the securities. Such broker dealer affiliates may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

In facilitating the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act of 1933, as amended. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the prospectus supplement relating to those securities.

Unless otherwise mentioned in the relevant prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise mentioned in the relevant prospectus supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Under agreements which we may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If so noted in the prospectus supplement and, if necessary, the pricing supplement, relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from the trust under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made subject to our approval include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility as to the validity or performance of such contracts.

The participation of BB&T broker dealer affiliates in the offer and sale of the securities must comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an “affiliate”. No NASD member participating in offers and sales will execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

If BB&T and the trust offer and sell securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be mentioned in the relevant prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the relevant prospectus supplement. Purchasers of securities directly from us and the trust may be entitled, under agreements that they may enter into with us and the trust, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, us, the property trustee and the Delaware trustee, in the ordinary course of business.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement and, if necessary, the applicable pricing supplement, indicate otherwise, certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the trust agreement and the creation of the trust will be passed upon for us and the trust by Richards, Layton & Finger, P.A., special Delaware counsel to us and the trust. Certain legal matters will be passed upon for us by Howard V. Hudson, Jr., Esq., Senior Vice President and Associate General Counsel of BB&T, and for any underwriters or agents by counsel selected by such underwriters or agents. Counsel to the underwriters may rely upon the opinion of Mr. Hudson as to matters of North Carolina law, and Mr. Hudson will rely upon the opinion of counsel to the underwriters as to matters of New York law. Mr. Hudson and counsel to the underwriters will rely upon Richards, Layton & Finger, P.A., as to matters of Delaware law. Mr. Hudson owns shares of BB&T’s common stock and hold options to purchase additional shares of BB&T’s common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$500,000,000

BB&T CAPITAL TRUST I

        % Capital Securities

Fully and unconditionally guaranteed by

PROSPECTUS SUPPLEMENT

August     , 2005

(Including Prospectus

dated August 10, 2005)

Sole Book-Runner

BB&T Capital Markets

Bear, Stearns & Co. Inc.

    Citigroup

                                             Credit Suisse First Boston

Keefe, Bruyette & Woods

UBS Investment Bank

Wachovia Securities